                                                                    Exhibit 10.1


                                                           Execution Counterpart








          ************************************************************




                             ANKER COAL GROUP, INC.

                          -----------------------------



                      AMENDED AND RESTATED CREDIT AGREEMENT


                         Dated as of September 22, 1997





                         ------------------------------



                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                             CHASE SECURITIES INC.,
                                   as Arranger





          ************************************************************

                                TABLE OF CONTENTS

            This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page

Section 1.  Definitions and Accounting Matters.............................  2
      1.01  Certain Defined Terms..........................................  2
      1.02  Accounting Terms and Determinations............................ 33
      1.03  Types of Loans................................................. 35

Section 2.  Commitments, Loans, Notes and Prepayments...................... 35
      2.01  Loans.......................................................... 35
      2.02  Borrowings..................................................... 36
      2.03  Limit on Eurodollar Loans...................................... 36
      2.04  Changes of Commitments......................................... 37
      2.05  Commitment Fee................................................. 38
      2.06  Lending Offices................................................ 39
      2.07  Several Obligations; Remedies Independent...................... 39
      2.08  Notes.......................................................... 39
      2.09  Optional Prepayments and Conversions or
               Continuations of Loans...................................... 40
      2.10  Mandatory Prepayments and Reductions of
               Commitments................................................. 40

Section 3.  Payments of Principal and Interest............................. 46
      3.01  Repayment of Loans............................................. 46
      3.02  Interest....................................................... 46

Section 4.  Payments; Pro Rata Treatment; Computations;
               Etc......................................................... 47
      4.01  Payments....................................................... 47
      4.02  Pro Rata Treatment............................................. 48
      4.03  Computations................................................... 49
      4.04  Minimum Amounts................................................ 49
      4.05  Certain Notices................................................ 49
      4.06  Non-Receipt of Funds by the Administrative Agent............... 50
      4.07  Sharing of Payments, Etc....................................... 52

Section 5.  Yield Protection, Etc.......................................... 53
      5.01  Additional Costs............................................... 53
      5.02  Limitation on Types of Loans................................... 55
      5.03  Illegality..................................................... 56
      5.04  Treatment of Affected Loans.................................... 56
      5.05  Compensation................................................... 57
      5.06  U.S. Taxes..................................................... 58
      5.07  Replacement of Banks........................................... 59

Section 6.  Guarantee...................................................... 60


                                       (i)

                                                                            Page

      6.01  The Guarantee.................................................. 60
      6.02  Obligations Unconditional...................................... 61
      6.03  Reinstatement.................................................. 62
      6.04  Subrogation.................................................... 62
      6.05  Remedies....................................................... 63
      6.06  Instrument for the Payment of Money............................ 63
      6.07  Continuing Guarantee........................................... 63
      6.08  Rights of Contribution......................................... 63
      6.09  General Limitation on Guarantee Obligations.................... 64

Section 7.  Conditions Precedent........................................... 65
      7.01  Effectiveness.................................................. 65
      7.02  Initial and Subsequent Extensions of Credit.................... 68

Section 8.  Representations and Warranties................................. 68
      8.01  Corporate Existence............................................ 68
      8.02  Financial Condition............................................ 69
      8.03  Litigation..................................................... 69
      8.04  No Breach...................................................... 70
      8.05  Action......................................................... 70
      8.06  Approvals...................................................... 71
      8.07  ERISA.......................................................... 71
      8.08  Taxes.......................................................... 71
      8.09  Investment Company Act......................................... 71
      8.10  Public Utility Holding Company Act............................. 71
      8.11  Material Agreements and Liens.................................. 72
      8.12  Environmental Matters.......................................... 72
      8.13  Capitalization................................................. 75
      8.14  Subsidiaries, Etc.............................................. 77
      8.15  True and Complete Disclosure................................... 77
      8.16  Real Property.................................................. 78
      8.17  Solvency Analyses.............................................. 78
      8.18  Use of Credit.................................................. 78
      8.19  Solvency....................................................... 78
      8.20  Mobile Equipment............................................... 79

Section 9.  Covenants of the Company....................................... 79
      9.01  Financial Statements Etc....................................... 79
      9.02  Litigation..................................................... 84
      9.03  Existence, Etc................................................. 84
      9.04  Insurance...................................................... 85
      9.05  Prohibition of Fundamental Changes............................. 86
      9.06  Limitation on Liens............................................ 88
      9.07  Indebtedness................................................... 89
      9.08  Investments.................................................... 91
      9.09  Dividend Payments.............................................. 92
      9.10  Certain Financial Covenants.................................... 93
      9.11  Capital Expenditures........................................... 94
      9.12  Interest Rate Protection Agreements............................ 94
      9.13  Operating Leases............................................... 94
      9.14  Lines of Business.............................................. 94


                                      (ii)

      9.15  Transactions with Affiliates................................... 95
      9.16  Use of Proceeds................................................ 95
      9.17  Certain Obligations Respecting Restricted
               Subsidiaries................................................ 95
      9.18  Modifications of Certain Documents............................. 97
      9.19  Holding Company................................................ 97
      9.20  Newly-Acquired Real Property................................... 97
      9.21  Certain Consents............................................... 98
      9.22  Senior Notes................................................... 98
      9.23  Certain Obligations Under Acquisition Documents................ 99

Section 10.  Events of Default............................................. 99

Section 11.  The Administrative Agent......................................102
      11.01  Appointment, Powers and Immunities............................103
      11.02  Reliance by Administrative Agent..............................104
      11.03  Defaults......................................................104
      11.04  Rights as a Bank..............................................104
      11.05  Indemnification...............................................105
      11.06  Non-Reliance on Administrative Agent and Other
               Banks.......................................................105
      11.07  Failure to Act................................................106
      11.08  Resignation or Removal of Administrative Agent................106

Section 12.  Miscellaneous.................................................106
      12.01  Waiver........................................................107
      12.02  Notices.......................................................107
      12.03  Expenses, Etc.................................................107
      12.04  Amendments, Etc...............................................109
      12.05  Successors and Assigns........................................111
      12.06  Assignments and Participations................................111
      12.07  Survival......................................................113
      12.08  Captions......................................................113
      12.09  Counterparts..................................................113
      12.10  Governing Law; Submission to Jurisdiction.....................113
      12.11  Waiver of Jury Trial..........................................114
      12.12  Treatment of Certain Information;
               Confidentiality.............................................114

SCHEDULE I  - Material Agreements and Liens
SCHEDULE II - Environmental Matters
SCHEDULE III - Subsidiaries
SCHEDULE IV  - Eligible Properties


                                      (iii)

EXHIBIT A   - Form of Revolving Credit Note
EXHIBIT B   - Form of Borrowing Base Certificate
EXHIBIT C   - Form of Leverage Certificate
EXHIBIT D   - Form of Amendment to Security Agreement
EXHIBIT E   - [Intentionally Omitted]
EXHIBIT F   - [Intentionally Omitted]
EXHIBIT G   - [Intentionally Omitted]
EXHIBIT H   - Form of Opinion of Special New York Counsel
                       to Chase
EXHIBIT I   - Form of Confidentiality Agreement
EXHIBIT J   - Form of Assignment and Acceptance
EXHIBIT K   - Form of Intercompany Note
EXHIBIT L   - Form of Joinder Agreement


                                      (iv)

            AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 22, 1997, among: ANKER COAL GROUP, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each Person listed on the signature pages hereto under the caption "Subsidiary Guarantor" and each Person that becomes a "Subsidiary Guarantor" pursuant to Section 9.17(a) hereof (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Company, the "Obligors"); each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto and each lender that becomes a "Bank" after the date hereof pursuant to Section 12.06(b) hereof (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK, a New York State banking corporation, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent"). Capitalized terms used and not otherwise defined in the caption and recitals of this Agreement have the respective meanings assigned to them in Section 1.01 of this Agreement.

            The Company, the Subsidiary Guarantors, certain of the Banks (the "Existing Banks") and the Administrative Agent are party to a Credit Agreement dated as of August 12, 1996 (as heretofore modified and supplemented and in effect on the date hereof immediately before giving effect to the amendment and restatement contemplated hereby, the "Existing Credit Agreement"). Pursuant to the Existing Credit Agreement (a) certain of the Existing Banks committed to make Revolving Credit Loans (as defined in the Existing Credit Agreement and referred to herein as "Existing Revolving Credit Loans") in an original aggregate principal amount not exceeding $25,000,000 at any one time outstanding (the "Existing Revolving Credit Commitments") and (b) certain of the Existing Banks committed to make Tranche A Term Loans and Tranche B Term Loans (as defined in the Existing Credit Agreement and referred to herein as "Existing Term Loans") to the Company in an original aggregate principal amount not exceeding $110,000,000 (the "Existing Term Loan Commitments").

            The Company intends to issue senior, unsecured notes due 2007 in an aggregate principal amount equal to $125,000,000 (the "Senior Notes") on the terms and conditions described in the Senior Note Preliminary Offering Memorandum, the proceeds of which will be used to prepay in full the Existing Term Loans and for general corporate purposes.

            The Company has requested that the Existing Credit Agreement be amended and restated in order to, among other things, (a) increase the aggregate amount of the Existing Revolving Credit Commitments to $75,000,000 and (b) terminate the Existing Term Loan Commitments.

            NOW, THEREFORE, the parties hereto hereby agree that the Existing Credit Agreement shall be amended and restated as of the date hereof (but subject to Section 7.01) to read in its entirety as follows:

            Accordingly, the parties hereto agree as follows:

            Section 1. Definitions and Accounting Matters.

            1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

            "ACGI Class A Preferred Stock" shall mean the Class A Preferred Stock of the Company with a par value of $2,500 per share.

            "ACGI Class B Preferred Stock" shall mean the Class B Preferred Stock of the Company with a par value of $1,000 per share.

            "ACGI Class C Preferred Stock" shall mean the Class C Preferred Stock of the Company with a par value of $13,000 per share.

            "ACGI Class D Preferred Stock" shall mean the Class D Preferred Stock of the Company with a par value of $7,000 per share.

            "Acquisition" shall mean the consummation of the following transactions in accordance with the Acquisition Documents: (i) the exchange by JJF Group Limited Liability Company of (A) 25 shares of the Class A common stock of AGI and (B) $30.39 in cash for (C) 3,039 newly issued shares of the Company's common stock; (ii) the exchange by PPK Group Limited Liability Company of (A)
4.23 shares of the Class A common stock of AGI and (B) $5.14 in cash for (C) 514 newly issued shares of the Company's common stock; (iii) the exchange by Anker Holding of (A) 8.56 shares of the Class A common stock of AGI and (B) $10.40 in cash for (C) 1,040 newly issued shares of the Company's common stock; (iv) the exchange by Glenn Springs Holdings, Inc. of (A) 1,000 shares of AGI Class C Preferred Stock for (B) 1,000 newly issued shares of ACGI Class C Preferred Stock; (v) the exchange by Glenn Springs Holdings, Inc. of (A) 1,000 shares of AGI Class D Preferred Stock for (B) 1,000 newly issued shares of ACGI Class D Preferred Stock; (vi) the acquisition by the Company from Anker Holding of 466.44 shares of the common stock of AGI in exchange for
(A) consideration in cash and/or notes (the principal of which and interest on which will be paid on the Closing Date) equal to the sum of (1) $62,000,000 and
(2) the product of (I) $15,725 multiplied by (II) the number of days by which the consummation of the Acquisition follows May 31, 1996 and (B) 10,000 shares of ACGI Class A Preferred Stock having an aggregate liquidation preference (excluding accumulated dividends) equal to $25,000,000; (vii) the redemption by AGI of all of the issued and outstanding AGI Class A Preferred Stock and AGI Class B Preferred Stock for cash consideration to Anker Holding in the amount of approximately $2,854,000, and the subsequent cancellation of such shares; (viii) the issuance by the Company to one or more funds managed by First Reserve of (A) 5,407 shares of the Company's common stock and (B) a Stock Purchase Warrant exercisable for shares of the Company's common stock in certain instances upon a registered public offering of the Company's common stock in exchange for consideration of $40,000,000 consisting of cash; and (ix) the issuance by the Company to one or more funds managed by First Reserve of 10,000 shares of ACGI Class B Preferred having an aggregate liquidation preference of $10,000,000 in exchange for consideration of $10,000,000 consisting of cash.

            "Acquisition Documents" shall mean (i) the Registration Rights Agreement dated as of August 12, 1996 by and among the Company, JJF Group Limited Liability Company, PPK Group Limited Liability Company, Anker Holding and the Funds referred to therein; (ii) the Stockholders Agreement and (iii) the Stock Purchase Warrant referred to in clause (viii)(B) of the definition of "acquisition" in this Section 1.01, in each of the cases referred to in the preceding clauses (i) through (iii) as the same shall, subject to Section 9.18 hereof, be modified and supplemented and in effect from time to time.

            "Administrative Agent" shall have the meaning assigned thereto in the caption of this Agreement.

            "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person, and in all events excluding securities and partnership and other ownership interests owned by Anker Capital) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Restricted Subsidiaries, (b) none of the Restricted Subsidiaries shall be Affiliates, (c) neither the Administrative Agent, any Bank, Anker Holding, First Reserve or any fund managed by First Reserve shall be an Affiliate.

            "Agent's Account" shall mean Anker Coal Group, Inc. Clearing Account number 323221831 maintained by the Administrative Agent at One Chase Manhattan Plaza, 8th Floor, New York, NY 10081, Attention: Linda Hill, or such other bank account as the Administrative Agent may specify from time to time by notice to the other parties hereto as the account to which certain payments to the Administrative Agent hereunder are to be made.

            "AGI" shall mean Anker Group, Inc., a Delaware corporation.

            this "Agreement" (and references such as "hereto" and "hereby" and to similar effect) shall mean (or refer to) this Amended and Restated Credit Agreement as renewed, replaced, extended or otherwise modified and supplemented and in effect from time to time.

            "Anker Capital" shall mean Anker Capital Corporation, a West Virginia corporation.

            "Anker Group, Inc. Subordinated Guaranty" shall mean a subordinated guaranty of AGI, in form and substance satisfactory to the Administrative Agent and the Banks, of all obligations, including advanced minimum production royalty payments of approximately $1,600,000 per year, of Patriot Mining Company, Inc. in favor of Mount Storm Company and Bakerstown Mining Limited Liability Company with respect to the Stony River Project.

            "Anker Holding" shall mean Anker Holding B.V., a Netherlands corporation.

            "Applicable Lending Office" shall mean, for each Bank and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

            "Applicable Percentage" shall mean: (a) with respect to Base Rate Loans, (i) 1-1/2% per annum; and (b) with respect to Eurodollar Loans, (i) 2-1/2% per annum and (c) with respect to commitment fees, 1/2 of 1% per annum; provided that (i) during the period commencing on the Effective Date and ending on the first Rate Reset Date (as defined below), the Applicable Percentage for Base Rate Loans, Eurodollar Loans and commitment fees shall be 3/4 of 1%, 1-3/4% and 3/8 of 1%, respectively and (ii) subject to the foregoing clause (i), if the Net Leverage Ratio as at the last day of any fiscal quarter of the Company shall fall within any of the ranges set forth below then, upon the delivery to the Administrative Agent of a certificate (a "Leverage Certificate") of a Responsible Officer substantially in the form of Exhibit C hereto demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Applicable Percentage" for Revolving Credit Loans and commitment fees shall be reduced to the rate for the respective Type of Loan and commitment fees set forth below opposite such range during the period commencing on the third Business Day after the date of receipt of such Leverage Certificate to but not including the first Rate Reset Date thereafter (except that, notwithstanding the foregoing, the Applicable Percentage for any such Loan or commitment fee shall not as a consequence of this proviso be so reduced for any period during which an Event of Default shall have occurred and be continuing following notice by the Administrative Agent to the Company upon the instruction of the Majority Banks that such reduction shall not be made):

       Range                 Applicable Percentage
        of                Base Rate     Eurodollar    Commitment
Net Leverage Ratio          Loans          Loans         Fee

Greater than 5.50 to 1     1-1/2%         2-1/2%       1/2 of 1%

Greater than or
  equal to 5.00 to 1       1-1/4%         2-1/4%       1/2 of 1%
  but less than or
  equal to 5.50 to 1

Greater than or
  equal to 4.50 to 1       1%             2%           1/2 of 1%
  but less than 5.00
  to 1

Greater than or
  equal to 3.75 to 1       3/4 of 1%      1-3/4%       3/8 of 1%
  but less than 4.50
  to 1

Greater than or
  equal to 3.00 to 1       1/2 of 1%      1-1/2%       3/8 of 1%
  but less than 3.75
  to 1

Greater than or
  equal to 1.50 to 1       1/4 of 1%      1-1/4%       3/10 of 1%
  but less than 3.00
  to 1

Less than 1.50 to 1        0%             1%           1/4 of 1%


For purposes hereof, (a) the first "Rate Reset Date" shall mean the earlier of
(i) the third Business Day after the date on which the Administrative Agent receives a Leverage Certificate as at December 31, 1997, and (ii) March 31, 1998; and (b) each subsequent Rate Reset Date shall mean the earlier of (i) the third Business Day after the date on which the Administrative Agent receives a Leverage Certificate as at the last day of the fiscal quarter of the Company then most recently ended, and (ii) the date falling 45 days after such last day.

            "Appraisal" shall have the meaning assigned to such term in Section 9.01(h)(ii) hereof.

            "Ash" shall mean combustion by-product ash and by- products of flue gas desulfurization.

            "Available Supplemental Amount" shall mean, at any time, the sum of
(i) $17,750,000 plus (ii) the aggregate amount of cash theretofore received by the Company in consideration for the issuance by the Company of its capital stock after the Closing Date (a) to any Person that is a shareholder of the Company on the Closing Date after giving effect to the Acquisition or (b) to any fund managed by First Reserve plus (iii) the Net Available Proceeds of any Equity Issuance in respect of which the Supermajority Banks have agreed not to require a prepayment or reduction of Commitments under Section 2.10 hereof plus
(iv) the aggregate amount of Net Available Proceeds received in cash by the Company or any of its Restricted Subsidiaries from the Permitted Joint Venture in consideration for the sale by the Company or any of its Restricted Subsidiaries to the Permitted Joint Venture of Eligible Properties in excess of the respective Stipulated Values for such Eligible Properties minus (v) Investments theretofore made by the Company or any of its Restricted Subsidiaries out of the Available Supplemental Amount as permitted by Section 9.08(g) hereof.

            "Bank" shall have the meaning assigned thereto in the caption of this Agreement.

            "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

            "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

            "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

            "Basic Documents" shall mean, collectively, the Loan Documents and the Intercompany Notes.

            "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

            "Big Creek" shall mean the reserves leased from Southern Regional Development Company in Buchanan and Tazewell Counties, Virginia as of the Effective Date.

            "Borrowing Base" shall mean, as at any date, the sum of (a) 85% of the aggregate amount of Eligible Receivables at the date (the "Base Date") of the Borrowing Base Certificate received by the Administrative Agent on or most recently prior to such date plus (b) the Eligible Inventory Amount (as defined below) on the Base Date plus (c) 50% of the PP&E Value (such amount not to exceed the lesser of such value or $50,000,000). For purposes of the preceding sentence, "Eligible Inventory Amount" shall mean, on any date, the lesser of (i) 50% of the aggregate value of Eligible Inventory (calculated at the lower of average cost or fair market value) on such date or (ii) 85% of the aggregate amount of Eligible Receivables on such date.

            "Borrowing Base Certificate" shall mean a certificate of a Responsible Officer, substantially in the form of Exhibit B hereto and appropriately completed.

            "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

            "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Restricted Subsidiaries to acquire or construct fixed assets, plant and equipment (including improvements and replacements, but excluding repairs and maintenance in the ordinary course of business) during such period computed in accordance with GAAP.

            "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP;

provided that the term "Capital Lease Obligations" shall not include leases for coal reserves or Dividend Payments.

            "Casualty Event" shall mean, with respect to any tangible Property of the Company or any Restricted Subsidiary, any loss of or damage to, or any condemnation or other taking of, such Property for which the Company or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

            "Change of Control" shall mean any of the following events:

            (i) the failure by the Controlling Shareholders to own, directly or indirectly, capital stock of the Company carrying at least 70% of the Voting Power of all of the capital stock of the Company, other than in connection with the liquidation of any one or more of funds managed by First Reserve;

          (ii) the failure by the Controlling Shareholders to own, directly or indirectly, capital stock of the Company carrying at least 25% of the Voting Power of all of the capital stock of the Company; and

         (iii) any Person or group of related Persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than the Controlling Shareholders and Persons that, on the Closing Date, are investors in funds managed by First Reserve which funds are shareholders of the Company) shall own capital stock of the Company carrying at least 25% of the Voting Power of all of the capital stock of the Company.

            "Chase" shall mean The Chase Manhattan Bank and its successors.

            "Closing Date" shall mean August 12, 1996.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral Account" shall have the meaning assigned to such term in
Section 4.01 of the Security Agreement.

            "Commitments" shall mean the Revolving Credit Commitments.

            "Company" shall have the meaning assigned thereto in the caption of this Agreement.

            "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

            "Controlling Shareholders" shall mean John J. Faltis; P. Bruce Sparks; any Person created and controlled by John J. Faltis of which the sole beneficiaries, shareholders, members, partners or other equity holders are any one or more of John J. Faltis, his family, his heirs and his legatees; any Person created and controlled by P. Bruce Sparks of which the sole beneficiaries, shareholders, members, partners or other equity holders are any one or more of P. Bruce Sparks, his family, his heirs and his legatees; and funds managed by First Reserve.

            "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

            "Credit Exposure" shall mean, with respect to any Bank, the aggregate unutilized amount of the Commitments of such Bank and the aggregate outstanding principal amount of all Loans made by such Bank.

            "Debt Issuance" shall mean the creation, issuance or incurrence by the Company or any of its Restricted Subsidiaries after the Closing Date of obligations for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person), other than (i) Indebtedness hereunder, (ii) Indebtedness of Restricted Subsidiaries of the Company to the Company or to other Restricted Subsidiaries of the Company, (iii) Capital Lease Obligations incurred as part of the Hillman Sale-Leaseback, (iv) the Senior Notes and (v) Indebtedness permitted under Sections 9.07(f), 9.07(g) and 9.07(j) hereof.

            "Debt Service" shall mean, for any period, the sum, for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments or prepayments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of

Capital Lease Obligations) made during such period plus (b) all Interest Expense for such period.

            "Deeds of Trust" shall mean one or more Credit Line Deeds of Trust, Credit Line Leasehold Deeds of Trust, Assignments of Rents, Security Agreements and Fixture Filings executed by the Obligors for the benefit of the Administrative Agent and the Banks, executed and delivered prior to the date hereof and covering the respective Properties and leasehold interests identified therein, as the same shall be renewed, replaced, extended or otherwise modified and supplemented and in effect from time to time (including without limitation (in the case of a Deed of Trust executed and delivered pursuant to the Existing Credit Agreement) by operation of the Deed of Trust Amendments) and any mortgages, deeds of trust, or similar instruments executed and delivered after the date hereof pursuant to Section 9.20 hereof.

            "Deed of Trust Amendments" shall mean instruments satisfactory in form and substance to the Administrative Agent amending those Deeds of Trust that were executed and delivered to the Administrative Agent prior to the date hereof pursuant to the Existing Credit Agreement.

            "Default" shall mean an Event of Default or an event that with notice or lapse of time or both (to the extent referred to in Section 10 hereof) would become an Event of Default.

            "Designated Officer" shall mean any of John J. Faltis, P. Bruce Sparks, James Walls, Richard Bolen, Kim Burke or Michael Matesic.

            "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Restricted Subsidiaries to any Person, excluding (i) any sale, assignment, transfer, exchanges or other disposition of any Inventory sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) the trade-in or other disposition of machinery or equipment in connection with the acquisition or lease of other similar machinery or equipment, (iii) the sale or other disposition of obsolete, worn-out or other non-productive Properties to the extent that such Properties have a value not exceeding $1,500,000 in the aggregate in any fiscal year of the Company (any sale or other disposition of such Properties that have an aggregate value in excess of said amount being deemed to be a Disposition to the extent of such excess), (iv) the exchange of interests in real property (including coal reserves) to the extent that such interests have a value not exceeding $1,000,000 in the aggregate in any fiscal year of the Company (any exchange of such interests that have an aggregate value in excess of said amount being deemed to be a Disposition hereunder), (v) the sale or other disposition to any Unrestricted Subsidiary of capital stock of or other equity interests in any other Unrestricted Subsidiary, (vi) the Hillman Sale-Leaseback, provided that the Hillman Sale-Leaseback occurs prior to December 31, 1998, and (vii) the sale or other disposition of Mobile Equipment the fair market value of which does not exceed $100,000 per item (any sale or other disposition of any item of Mobile Equipment that has a fair market value in excess of said amount being deemed to be a Disposition to the extent of its full value).

            "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Restricted Subsidiaries), but excluding (i) dividends payable solely in shares of common stock of the Company and (ii) the issuance by the Company of Subordinated Notes. Any such dividends or other payments or distributions may cumulate or accrete, and such cumulation or accretion shall not constitute a Dividend Payment so long as the Company's obligation to pay the amount so cumulated or accreted continues to be subject to declaration by the Board of Directors of the Company.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "EBITDA" shall mean, for any period, the sum, for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net operating income (calculated before taxes, Interest Expense, extraordinary items and (except to the extent actually received in cash) income or loss attributable to equity in Unrestricted Subsidiaries and other Affiliates) for such period plus (b) depletion, depreciation and amortization (to the extent deducted in determining net operating income) for such period, plus (c) transaction costs and expenses incurred in connection with the Acquisition and the closing of the other transactions contemplated hereby (to the extent deducted in determining net operating income) for such period.

            "Effective Date" shall mean the date on which the conditions specified in Section 7.01 are satisfied (or waived in accordance with Section
12.04 hereof).

            "Eligible Inventory" shall mean, as at any date, all Inventory (i) that is owned by (and in the possession or under the control of) the Company or any Subsidiary Guarantor as at such date, (ii) that is located in a jurisdiction in the United States of America, and (iii) as to which appropriate Uniform Commercial Code financing statements have been filed naming such Obligor as "debtor" and the Administrative Agent as "secured party" (excluding, however, (x) coal purchased and not yet paid for by the Company or any Restricted Subsidiary if the seller thereof has a Lien (whether or not perfected or covered by a Uniform Commercial Code financing statement) on such coal and (y) except to the extent that the Majority Banks otherwise agree with respect to any specific customer, any such Inventory that has been shipped to a customer of such Obligor, including processors referred to below, even if on a consignment or "sale or return" basis); provided that the Majority Banks (through the Administrative Agent) may at any time exclude from Eligible Inventory any Inventory remaining unsold for one year or longer that the Majority Banks (in their sole discretion) determine to be unmarketable.

            "Eligible Properties" shall mean the Properties described on
Schedule IV hereto.

            "Eligible Receivables" shall mean, as at any date, the aggregate amount of all Receivables at such date payable to any Obligor other than the following (determined without duplication):

            (a) any Receivable not payable in Dollars,

            (b) any Receivable owing from a Subsidiary or Affiliate of such Obligor (other than, except in the case of Receivables owing by Unrestricted Subsidiaries, Receivables owing by Affiliates arising from transactions permitted by 9.15 hereof),

            (c) any Receivable owing from an account debtor (other than Anker Holding or an Affiliate of Anker Holding) whose principal place of business is located outside of the United States of America, except to the extent that the payment of such Receivable is supported by an Acceptable LOC (as defined in the last sentence of this definition),

            (d) any Receivable owing from an account debtor that the Majority Banks (through the Administrative Agent) have notified the Company does not have a satisfactory credit standing (as determined in the sole discretion of the Majority Banks), except to the extent that the payment of such Receivable is supported by an Acceptable LOC (as defined in the last sentence of this definition),

            (e) any Receivable that remains unpaid for more than 90 days after the date of the issuance of the original invoice therefor,

            (f) all Receivables of any account debtor (except to the extent that the payment of such Receivables is supported by an Acceptable LOC (as defined in the last sentence of this definition)) if more than 25% of the aggregate amount of the Receivables owing from such account debtor (excluding Receivables as to which there are unresolved disputes) shall at the time have remained unpaid for more than 90 days after the date of the issuance of the original invoices therefor,

            (g) the amount, if any, of Receivables owing from any account debtor (other than independent power projects) as may be necessary such that the Receivables owing from such account debtor and all other Persons whose financial statements are consolidated with such account debtor's financial statement in accordance with GAAP at the time would not exceed 20% of the aggregate amount of all Eligible Receivables then payable to any or all of the Obligors,

            (h) any Receivable as to which there is any unresolved dispute with the respective account debtor (but only to the extent of the amount thereof in dispute),

            (i) any Receivable evidenced by an Instrument (as defined in the Security Agreement) not in the possession of the Administrative Agent, and

            (j) any Receivable representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement, until such time as such sale becomes final.

As used in this definition, "Acceptable LOC" shall mean a documentary or standby letter of credit payable in Dollars and issued or confirmed by a bank or trust company, or by a branch or an agency of any foreign bank, organized or licensed under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000.

            "Employment Agreements" shall mean (i) the Employment Agreement dated as of August 1, 1996 by and among John J. Faltis, Anker Energy Corporation and the Company and (ii) the Employment Agreement dated as of August 1, 1996 by and among P. Bruce Sparks, Anker Energy Corporation and the Company, in each of the cases referred to in the foregoing clauses (i) and (ii) as the same shall, subject to Section 9.18 hereof, be renewed, replaced, extended or otherwise modified and supplemented and in effect from time to time.

            "Environmental Laws" shall mean any and all present and future Federal, state and local laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

            "Environmental Report" shall mean the July, 1996 Modified Environmental Site Assessment and the August, 1997 Update thereto prepared by Marshall, Miller & Associates, Inc.

            "Equity Issuance" shall mean (a) any issuance or sale by the Company or any of its Restricted Subsidiaries of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Restricted Subsidiaries or (b) the receipt by the Company or any of its Restricted Subsidiaries after the Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (v) any such issuance or sale by the Company to any of its employees in the ordinary course of business as compensation pursuant to an employee equity incentive plan to be adopted by the Company after the Closing Date so long as the aggregate amount of equity interests represented thereby does not at any time exceed 3% of the equity interests in the Company calculated on a fully-diluted basis,

(w) any such issuance or sale by the Company (1) to any Person that is a shareholder of the Company on the Closing Date after giving effect to the Acquisition or (2) to any fund managed by First Reserve, (x) any such issuance or sale by any Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary, (y) any capital contribution by the Company or any Restricted Subsidiary to any Restricted Subsidiary of the Company or (z) any such issuance or sale referred to in the definition of "Acquisition" in this
Section 1.01.

            "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company or AGI is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

            "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Administrative Agent, of the rates per annum quoted by the respective Reference Banks at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Banks to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the respective Reference Banks for such Interest Period. If any Reference Bank is not participating in any Eurodollar Loans during any Interest Period therefor, the Eurodollar Base Rate for such Loans for such Interest Period shall be determined without reference to such Reference Bank.

            "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this
Section 1.01.

            "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

            "Event of Default" shall have the meaning assigned to such term in
Section 10 hereof.

            "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent in good faith.

            "First Amendment Effective Date" shall have the meaning assigned to such term in Amendment No. 1 to the Existing Credit Agreement.

            "First Reserve" shall mean First Reserve Corporation, a Delaware corporation, and its successors and replacements as managers of the funds for which it acts as manager on the date of determination.

            "Fixed Charges Ratio" shall mean, as at any date, the ratio of (a) EBITDA for the Relevant Period for such date to (b) the sum for such Relevant Period (without duplication) of (i) Debt Service plus (ii) Capital Expenditures (other than a Permitted Capital Expenditure) plus (iii) Dividend Payments paid in cash.

            "GAAP" shall mean generally accepted accounting principles in the United States of America applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

            "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business and excluding guarantees by the Company of obligations of Restricted Subsidiaries and by Restricted Subsidiaries of obligations of the Company and other Restricted Subsidiaries entered into in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

            "Hillman Acquisition" shall mean the acquisition of approximately 210,000,000 tons of coal reserves located in Taylor County, West Virginia, from the Hillman Coal Company.

            "Hillman Sale-Leaseback" shall mean the sale and leaseback of the approximately 210,000,000 tons of coal reserves acquired in the Hillman Acquisition.

            "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCBs"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

            "Inactive Subsidiary" shall mean, as at any date, any Subsidiary of the Company that, as at the end of and for the quarterly accounting period ending on or most recently ended prior to such date, shall have less than $100,000 in assets and less than $25,000 in gross revenues.

            "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) Indebtedness of others Guaranteed by such Person and (g) preferred stock issued by such Person; provided that the term "Indebtedness" shall not include (x) preferred stock of such Person (including, without limitation, the Preferred Stock) to the extent that (i) there are no outstanding obligations of the Company or any of its Restricted Subsidiaries to repurchase, redeem, or otherwise acquire any shares of such preferred stock (including, without limitation, the Preferred Stock) prior to the date falling six months after the Revolving Credit Commitment Termination Date and (ii) except in the case of the ACGI Class C Preferred Stock and the ACGI Class D Preferred Stock (each as in effect on the date hereof), there are no outstanding Guarantees by the Company or any of its Restricted Subsidiaries to pay any dividends on such preferred stock (including, without limitation, the Preferred Stock) or (y) advance and periodic royalties and rents payable under leases of coal reserves or surface rights entered into in the ordinary course of business. In calculating the amount of Indebtedness for any purpose hereunder
(A) there shall be no double-counting of obligations of the Company and its Restricted Subsidiaries and Guarantees of such obligations by the

Company and/or any of its Restricted Subsidiaries and (B) the amount of any Indebtedness comprised of preferred stock shall be the highest amount that such Person is required to pay for the repurchase or redemption of such shares of preferred stock prior to the date falling six months after the Revolving Credit Commitment Termination Date.

            "Intercompany Note" shall mean a promissory note substantially in the form of Exhibit K hereto executed and delivered by a Restricted Subsidiary to evidence loans made to it by the Company or by another Restricted Subsidiary, as the same shall, subject to Section 9.18 hereof, be renewed, replaced, extended or otherwise modified and supplemented and in effect from time to time.

            "Interest Expense" shall mean, for any period, the sum, for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations and dividends on preferred stock that constitutes Indebtedness) accrued, capitalized or accumulated during such period (whether or not actually paid during such period), excluding interest on Subordinated Notes paid by the issuance of additional Subordinated Notes in accordance with the terms thereof, plus (b) the net amount payable (or minus the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period).

            "Interest Period" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and (subject to the provisions of Section 2.03 hereof) ending on the numerically corresponding day in the first, second, third or sixth (or, with the consent of all the affected Banks at the time of such request, ninth or twelfth) calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

            Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest

Period shall end on the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Revolving Credit Loan may commence before and end after any Revolving Credit Commitment Reduction Date unless, after giving effect to the reduction of the Revolving Credit Commitment to occur on such Revolving Credit Commitment Reduction Date, the aggregate principal amount of the Revolving Credit Loans having Interest Periods that end after the Revolving Credit Commitment Reduction Date shall be equal to or less than the aggregate amount of the Revolving Credit Commitments scheduled to be outstanding after such Revolving Credit Commitment Reduction Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clause (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

            "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

            "Inventory" shall mean severed coal mined or purchased by the Company or any Subsidiary Guarantor in the ordinary course of business.

            "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

            "Joinder Agreement" shall mean an agreement in the form of Exhibit L hereto.

            "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

            "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents and the Joinder Agreements.

            "Loans" shall mean the Revolving Credit Loans.

            "Majority Banks" shall mean Banks holding at least 66- 2/3% of the Credit Exposures of all of the Banks, as calculated at the time of determination.

            "Margin Stock" shall mean "margin stock" within the meaning of Regulations G, T, U and X.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of the Obligors to perform their respective obligations under the respective Loan Documents to which they are parties, (c) the validity or enforceability of any material provision contained in any of the Loan Documents, (d) any of the material rights and remedies of the Banks and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

            "Material Properties" shall mean (a) those tracts or parcels of land containing coal reserves which are either owned by or leased to any of the following Restricted Subsidiaries (the "Relevant Companies") and which are either currently being actively mined (and for which active mining is not expected by the Company to be completed before December 31, 1997) or are part of AGI's five-year or ten-year mining plans for AGI and its Restricted Subsidiaries:
Anker Energy Corporation, Juliana Mining Company, Inc., Patriot Mining Company, Inc., Anker West Virginia Mining Company, Inc. and Vindex Energy Corporation; and (b) those tracts or parcels of land either owned by or leased to any Relevant Company and upon which are located loading facilities, preparation plants, tipples, mine openings, or other surface operations of any Relevant Company which are material to either the current or planned future mining operations of the Relevant Companies as reflected in the five-year and ten-year mining plans for AGI and its Restricted Subsidiaries.

            "Mobile Equipment" shall mean all equipment which is (a) mobile, (b) of a type normally used in more than one jurisdiction, and (c) which is used or useful in connection with the coal mining, extraction, development, construction or environmental remediation activities of any Obligor, and shall in any event include any of the following, whether such equipment is on wheels, is track mounted or is skid mounted: bulldozers, drills, pans, augers, high wall miners, continuous miners, shuttle cars, roof bolters, mobile roof supporters, rock dusters, man trips, scoops, backhoes, shovels, front end loaders, continuous haulage units, underground locomotives, loaders, trailers, trucks, other motor vehicles and other mining equipment of a similar nature.

            "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company, AGI or any ERISA Affiliate and that is covered by Title IV of ERISA.

            "Net Available Proceeds" shall mean:

            (a) in the case of any Disposition, an amount (not less than zero) equal to the amount of Net Cash Payments received by the Company and its Restricted Subsidiaries in connection with such Disposition; provided that if the subject of such Disposition is Eligible Property and such Disposition is made to a Permitted Joint Venture, the Net Available Proceeds of such Disposition shall be the Stipulated Amount for such Eligible Property;

            (b) in the case of any Casualty Event, an amount (not less than zero) equal to (i) the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Restricted Subsidiaries in respect of such Casualty Event minus

      (ii) reasonable expenses incurred by the Company and its Restricted Subsidiaries in connection therewith minus (iii) contractually required repayments of Indebtedness to the extent secured by a Lien on the Property to which such Casualty Event relates and any income and transfer taxes payable by the Company or any of its Restricted Subsidiaries in respect of such Casualty Event minus (iv) $10,000 (provided that the aggregate amount subtracted pursuant to this clause (iv) in any fiscal year of the Company shall not exceed $50,000); and

            (c) in the case of any Debt Issuance or Equity Issuance, the aggregate amount of all cash received by the Company and its Restricted Subsidiaries in respect of such Debt Issuance or Equity Issuance, as the case may be, net of reasonable expenses (including, without limitation, underwriting spreads, commissions and discounts) incurred by the Company and its Restricted Subsidiaries in connection therewith.

            "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments (including, without limitation, all cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received), and the fair market value of any non-cash consideration, received by the Company or its Restricted Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other customary fees and expenses paid by the Company and its Restricted Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Restricted Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant governmental authority not later than three months (in the case of Federal taxes) or nine months (in the case of other taxes) after the date of such Disposition) and (b) Net Cash Payments shall be net of any repayments by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent that such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition.

            "Net Interest Coverage Ratio" shall mean, as at any date, the ratio of (a) EBITDA for the Relevant Period for such date to (b) Interest Expense for such Relevant Period minus interest income of the Company and its Restricted Subsidiaries for such Relevant Period.

            "Net Leverage Ratio" shall mean, as at any date, the ratio of (a) an amount equal to Total Indebtedness on such date minus the aggregate amount of cash and Permitted Investments of the Company and its Restricted Subsidiaries on such date to (b) EBITDA for the Relevant Period for such date.

            "New Allegheny Property" shall mean, collectively, approximately 40,350,000 tons of minable coal reserves, cleaning plant and coal blending facility in Grant and Mineral Counties, West Virginia, together with a six-year long term coal sales contract to deliver 456,000 tons of coal per year.

            "Notes" shall mean the Revolving Credit Notes.

            "Obligor" shall have the meaning assigned thereto in the caption of this Agreement.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Permitted Capital Expenditure" shall have the meaning assigned to such term in Section 9.11 hereof.

            "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company, or by a branch or an agency of any foreign bank, organized or licensed under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) eurodollar time deposits with any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date made; (d) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), or Moody's Investors Services, Inc. ("Moody's"), respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest; (e) investments in repurchase agreements (or reverse repurchase agreements) covering other Permitted Investments with financial institutions who are elected primary government securities dealers by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa or better by Moody's; and (f) money-market funds or money-market mutual funds which (i) seek to maintain a constant net asset value, (ii) maintain fund assets under management having an aggregate market value of at least $500,000,000, and
(iii) invest primarily in Investments referred to in clauses (a) through (e) above.

            "Permitted Joint Venture" shall mean a joint venture formed by the Company or any of its Subsidiaries with a Person that is not an Affiliate for the purpose of mining, processing, distributing and selling coal and related products, where (i) the Company and its Subsidiaries own in the aggregate less than a majority of the economic interests in such joint venture, (ii) the Company or any of its Subsidiaries manages or actively participates in the management of such joint venture and (iii) if such joint venture is a partnership, neither the Company nor any of its Restricted Subsidiaries is a general partner in such joint venture.

            "Permitted Purpose" shall mean leases of coal reserves and surface entry rights in the ordinary course of business, Investments permitted by
Section 9.08 (f) or (g) hereof and Capital Expenditures not prohibited by
Section 9.11 hereof.

            "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

            "Plan" shall mean an employee benefit or other plan established or maintained by the Company, AGI or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

            "Post-Default Rate" shall mean a rate per annum equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Percentage for Base Rate Loans, provided that, with respect to principal of a Eurodollar Loan that shall become due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise) on a day other than the last day of the Interest Period therefor, the "Post-Default Rate" shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition.

            "PP&E Value" shall mean, at any time, the value at which the property, plant and equipment (excluding Mobile Equipment) is carried on the consolidated balance sheet of the Company and its Restricted Subsidiaries; provided that, in the event that an Appraisal of any Property included in such property, plant and equipment has been performed, the "PP&E Value" of such Property for the period commencing on the date of such Appraisal through and including the first anniversary thereof shall be the fair market value of such Property as determined by such Appraisal.


            "Preferred Stock" shall mean the ACGI Class A Preferred Stock, the ACGI Class B Preferred Stock, the ACGI Class C Preferred Stock and the ACGI Class D Preferred Stock.

            "Prime Rate" shall mean the rate of interest from time to time announced by Chase at its principal office as its prime commercial lending rate.

            "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Quarterly Dates" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

            "Receivables" shall mean, as at any date, the unpaid portion of the obligation, as stated on the respective invoice, of a customer of the Company or any Subsidiary Guarantor in respect of Inventory sold and shipped by such Obligor to such customer or Ash disposal services, net of any credits, rebates or offsets owed to such customer and also net of any commissions payable to third parties (and for purposes hereof, a credit or rebate paid by check or draft of the Company or any Subsidiary Guarantor shall be deemed to be outstanding until such check or draft shall have been debited to the account of such Obligor on which such check or draft was drawn).

            "Reference Banks" shall mean Chase, The First National Bank of Chicago and Mellon Bank, N.A. (or their respective
Applicable Lending Offices, as the case may be).

            "Regulations A, D, G, T, U and X" shall mean, respectively, Regulations A, D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be renewed, replaced, extended or otherwise modified and supplemented and in effect from time to time.

            "Regulatory Change" shall mean, with respect to any Bank, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment of any Hazardous Materials, including the movement thereof through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

            "Relevant Period" shall mean, with respect to any date, the period of four fiscal quarters of the Company ending on or most recently ended prior to such date, excluding any portion of such period falling before July 1, 1996.

            "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

            "Reserved Commitment Amount" shall have the meaning assigned to such term in Section 2.01 of this Agreement.

            "Responsible Officer" shall mean the President, the Executive Vice President, the Treasurer or a Controller of the Company.

            "Restricted Subsidiary" shall mean, with respect to any Person, each Subsidiary of such Person that is not an Unrestricted Subsidiary. References herein to any Restricted Subsidiary that do not state the Person of which such Restricted Subsidiary is a Subsidiary shall be deemed to mean a Restricted Subsidiary of the Company.

            "Revolving Credit Commitment" shall mean, as to each Bank, the obligation of such Bank to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Bank on the signature pages hereof under the caption "Revolving Credit Commitment" or, in the case of a Person that becomes a Bank pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be increased or reduced from time to time pursuant to Section 2.04 or 2.10 hereof). The aggregate amount of the Revolving Credit Commitments on the Effective Date is $75,000,000.

            "Revolving Credit Commitment Percentage" shall mean, with respect to any Bank, the ratio of (a) the amount of the Revolving Credit Commitment of such Bank to (b) the aggregate amount of the Revolving Credit Commitments of all of the Banks.

            "Revolving Credit Commitment Reduction Date" shall mean the three Business Days falling on or nearest to the dates specified in the table set forth in Section 2.04(a) hereof.

            "Revolving Credit Commitment Termination Date" shall mean the Quarterly Date falling on or nearest to September 22, 2003.

            "Revolving Credit Loans" shall mean the loans provided for in
Section 2.01(a) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

            "Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be renewed, replaced, extended or otherwise modified and supplemented and in effect from time to time.

            "Security Agreement" shall mean the Security Agreement dated as of August 12, 1996 between the Company, the Subsidiary Guarantors and the Administrative Agent (as heretofore modified and supplemented and in effect on the date hereof and as the same shall be renewed, replaced, extended or otherwise modified and supplemented and in effect from time to time).

            "Security Documents" shall mean the Security Agreement, the Deeds of Trust, the Deed of Trust Amendments and all Uniform Commercial Code financing statements required by the Security Agreement, any Deed of Trust or any Deed of Trust Amendment to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement, any Deed of Trust or any Deed of Trust Amendment.

            "Senior Notes" shall have the meaning assigned thereto in the caption of this Agreement.

            "Senior Note Documents" shall mean, the Senior Notes and the Senior Note Indenture.

            "Senior Note Indenture" shall mean the Indenture under which the Senior Notes shall be issued, which shall be on substantially the same terms as those set forth in the Senior Note Preliminary Offering Memorandum.

            "Senior Note Preliminary Offering Memorandum" shall mean the draft dated as of September 5, 1997 of the Preliminary Offering Memorandum of the Company in respect of its [ ]% Senior Notes due 2007, a copy of which has been furnished to the Banks prior to the date hereof.

            "Shareholders' Equity" shall mean, on any date, the sum for the Company and its Restricted Subsidiaries as at such date (determined on a consolidated basis in accordance with GAAP) of common and preferred stock (other than preferred stock that constitutes Indebtedness) of the Company, but excluding treasury shares plus surplus and retained earnings.

            "Spruce Fork Development" shall mean the acquisition of approximately 8,700,000 tons of low sulfur coal reserves (the "Spruce Fork Reserves") and approximately 19,000,000 tons of low sulfur coal reserves (the "Hawthorne Coal Company, Inc. Reserves") in Upshur County, West Virginia and the refurbishment of the Hawthorne Coal Company, Inc. preparation plant in Upshur County, West Virginia, for an aggregate acquisition and refurbishment cost of approximately $16,200,000 during the period from the First Amendment Effective Date through December 31,
1999.

            "Stipulated Amount" shall mean with respect to any Eligible Property, the amount set forth in Schedule IV hereto opposite the description that includes such Eligible Property.

            "Stockholders Agreement" shall mean the Stockholders Agreement dated August 12, 1996 among the Company, First Reserve, John J. Faltis, Bruce Sparks and the Stockholders referred to therein, as the same shall, subject to Section
9.18 hereof, be modified and supplemented and in effect from time to time.

            "Stony River Project" shall mean the lease of approximately 31,100,000 tons of low sulfur coal in Grant County, West Virginia and the development of an underground mine to mine those reserves.

            "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; provided that the term "Subsidiary" shall not include the Permitted Joint Venture or Subsidiary of the Permitted Joint Venture.

            "Subsidiary Guarantor" shall have the meaning assigned thereto in the caption of this Agreement.

            "Supermajority Banks" shall mean Banks holding at least 80% of the Credit Exposures, as calculated at the time of determination.

            "Summit" shall have the meaning assigned thereto in
Section 9.08(j) hereof.

            "Sycamore" shall have the meaning assigned thereto in
Section 9.08(k) hereof.

            "Sycamore Partner" shall have the meaning assigned thereto in
Section 9.17(b) hereof.

            "Total Indebtedness" shall mean, as at any date, all Indebtedness on such date of the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP).

            "Type" shall have the meaning assigned to such term in
Section 1.03 hereof.

            "Unrestricted Subsidiaries" shall mean Anker Capital, Simba Group, Inc., and U.S. Coal Sales Company, LLC, and their respective Subsidiaries created or acquired after the Closing Date.

            "U.S. Person" shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

            "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

            "Vindex Project" shall mean the acquisition and development of the New Allegheny Property and the Stony River Project for an aggregate acquisition and development cost of approximately $15,300,000 during the period from the First Amendment Effective Date through December 31, 1999.

            "Voting Power" shall mean, with respect to any Person, the percentage of voting power (excluding any such power arising by reason of an unfulfilled contingency) possessed by the holders of capital stock of such Person, to vote for the election of members of the board of directors of such Person.

            "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

            1.02  Accounting Terms and Determinations.

            (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Administrative Agent hereunder (which, prior to the delivery of the first financial statements under Section 9.01 hereof, shall mean the financial statements as at June 30, 1997 referred to in Section 8.02 hereof. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Administrative Agent pursuant to Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the financial statements as at June 30, 1997 referred to in
Section 8.02 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the financial statements as at June 30, 1997 referred to in Section 8.02 hereof); provided, that if calculations made on such basis would result in obligations theretofore required to be classified and accounted for as an operating lease on the consolidated balance sheet of the Company and its Restricted Subsidiaries being required instead to be classified and accounted for as a capital lease on such balance sheet, such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which both (x) such objection shall not have been made and (y) such reclassification shall not be required; provided, further, that in no event shall a lease of coal reserves be classified and accounted for as a capital lease.

            (b) The Company shall deliver to the Administrative Agent (which shall promptly deliver a copy thereof to each Bank) at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

            (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

            (d) Except as otherwise expressly provided herein, all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or the Banks hereunder shall be prepared, and all calculations made for purposes of determining compliance with the terms hereof shall be made, as if the Unrestricted Subsidiaries were carried as equity investments by the Company and its Restricted Subsidiaries; provided that:

                  (i) earnings and other increases in the value of Unrestricted
            Subsidiaries shall not increase earnings of the Company and its Restricted Subsidiaries for purposes of determining EBITDA until received by the Company or a Restricted Subsidiary in cash;

                (ii) earnings and other increases in the value of the
            Unrestricted Subsidiaries (other than those that reflect the book value of any assets subsequently contributed thereto by the Company and its Restricted Subsidiaries, such book value in the case of any asset to be determined as of the date of its contribution) shall not increase the value of equity investments in Unrestricted Subsidiaries except to the extent such increases offset losses and other decreases of value of the respective Unrestricted Subsidiaries that have occurred on or prior to the date of determination; and

               (iii) losses and other decreases of value of Unrestricted
            Subsidiaries, when recognized by the respective Unrestricted Subsidiaries, shall, at the time of such recognition (but subject to the preceding clause (ii)), decrease the value of equity investments in Unrestricted Subsidiaries held by the Company and its Restricted Subsidiaries, but shall not decrease the earnings of the Company and its Restricted Subsidiaries for purposes of determining EBITDA.

            1.03 Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

            1.04 References to Date. All references herein to "the date hereof" and "the date of this Agreement", and similar references, shall mean September 22, 1997.

            Section 2.  Commitments, Loans, Notes and Prepayments.

            2.01  Loans.

            Revolving Credit Loans. Each Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the August 12, 1996 to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Bank as in effect from time to time, provided that in no event shall the aggregate principal amount of all Revolving Credit Loans at any time exceed the lesser of (i) the Borrowing Base at such time and (ii) the aggregate amount of the Revolving Credit Commitments as in effect at such time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09 hereof) or Continue Eurodollar Loans from one Interest Period to the next Interest Period.

            Proceeds of Revolving Credit Loans shall be available for any use permitted under the applicable provisions of Section 9.16 hereof, provided that, in the event that, as contemplated by Section 2.10(d) hereof, the Company shall prepay Revolving Credit Loans from the proceeds of a Disposition hereunder, then an amount of Revolving Credit Commitments, as specified by the

Company pursuant to the next sentence, equal to the amount of such prepayment (herein the "Reserved Commitment Amount") shall be reserved and shall not be available for borrowings hereunder except and to the extent that the proceeds of such borrowings are used for a Permitted Purpose, or to make prepayments of Loans under Section 2.10(d)(y)(B). The Company agrees, upon the occasion of any borrowing of Revolving Credit Loans hereunder that is to constitute a utilization of any Reserved Commitment Amount, to advise the Administrative Agent in writing of such fact at the time of such borrowing, identifying the amount of such borrowing that is to constitute such utilization, the Permitted Purpose in respect of which the proceeds of such borrowing are to be applied and the reduced Reserved Commitment Amount to be in effect after giving effect to such borrowing.

            2.02 Borrowings. The Company shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Bank shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at the Agent's Account, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on the date of the requested borrowing by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with Chase at its principal office.

            2.03 Limit on Eurodollar Loans. No more than five separate Interest Periods in respect of Eurodollar Loans may be outstanding at any one time.

            2.04  Changes of Commitments.

            (a) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date. In addition, the aggregate amount of the Revolving Credit Commitments shall, subject to the proviso below, be automatically reduced at the close of business on each Revolving Credit Commitment Reduction Date set forth in column
(A) below by the amount set forth in column (B) below opposite such Revolving Credit Commitment Reduction Date:

                     (A)                                (B)
              Revolving Credit                  Amount of Revolving
            Commitment Reduction           Credit Commitment
             Date Falling on or                      Reduction:
                 Nearest to:

            third Anniversary of the
              Effective Date                       $ 7,500,000

            fourth Anniversary of the
              Effective Date                       $ 7,500,000

            fifth Anniversary of the
              Effective Date                       $10,000,000;

provided that, the Company may, by notice to each Bank not less than 30 and not more than 60 days prior to any Revolving Credit Commitment Reduction Date request that each Bank not require its pro rata share of any such reduction for such Revolving Credit Commitment Reduction Date. Each Bank shall, by notice to the Administrative Agent (which shall as promptly as practicable notify the Company) given on the date not later than 7 days following its receipt of such request advise the Administrative Agent whether such Bank (i) elects not to require its pro rata share of any such reduction (an "Electing Bank") or (ii) elects to require its pro rata share of any such reduction (a "Non-Electing Bank")(and any Bank that fails to respond to such request shall be a Non-Electing Bank). The Company and any Electing Bank may agree, prior to such Revolving Credit Commitment Reduction Date, that the amount of such Electing Bank's Revolving Credit Commitment shall be increased by an amount equal to all or a portion of the aggregate amount of the reduction of the Revolving Credit Commitment of the Non-Electing Banks to occur on such Revolving Credit Commitment Reduction Date, such agreement to be set forth in a writing in form and substance satisfactory to the Company, such Electing Bank and the

Administrative Agent and delivered to the Administrative Agent not later than 5 Business days prior to such Revolving Credit Commitment Reduction Date.

            Notwithstanding the first sentence of this Section 2.04(a), the Revolving Credit Commitments shall not be reduced if and to the extent that any Electing Bank elects not to require its pro rata share of such reduction and/or increases its Revolving Credit Commitment by the amount of all or any portion of the aggregate amount of the Revolving Credit Commitments of the Non-Electing Banks that are so reduced.

            (b) The Company shall have the right at any time or from time to time (i) so long as no Revolving Credit Loans are outstanding, to terminate the Revolving Credit Commitments and (ii) to reduce the aggregate unused amount of the Revolving Credit Commitments; provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 (or a larger multiple of $1,000,000).

            (c) Each reduction in the aggregate amount of the Revolving Credit Commitments pursuant to paragraph (b) above on any date shall result in an automatic and simultaneous reduction of the amounts set forth in Column (B) at the end of paragraph (a) above for each Revolving Credit Commitment Reduction Date after the date of such reduction (ratably in accordance with the respective remaining amounts thereof, after giving effect to any prior reductions pursuant to this paragraph (c)).

            (d) The Commitments once terminated or reduced may not be reinstated.

            (e) Each Bank shall maintain in its records each reduction of its Commitment(s) hereunder.

            2.05 Commitment Fee. The Company shall pay to the Administrative Agent for account of each Bank a commitment fee which shall accrue at a rate per annum equal to the Applicable Percentage on the daily average unused amount of such Bank's Revolving Credit Commitment, for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Revolving Credit Commitment Termination Date. Accrued commitment fee shall be payable on each Quarterly Date and on the earlier of the date such Commitment is terminated and the Revolving Credit Commitment Termination Date.

            2.06 Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

            2.07 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and (except as otherwise provided in Section 4.06 hereof) no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. Without prejudice to any provisions hereof that expressly require any action to be taken only by all of the Banks or the Majority Banks, the amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

            2.08  Notes.

            (a) The Revolving Credit Loans made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, dated the date hereof, payable to such Bank in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed.

            (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of any Note evidencing the Loans held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans in accordance with the terms hereof.

            (c) No Bank shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Bank's relevant Commitment, Loans and Notes pursuant to Section 12.06 hereof and except as provided in clause (f) below (and, if requested by any Bank, the Company agrees to so exchange any Note).

            2.09 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the Administrative Agent notice (a copy of which the Administrative shall promptly furnish to each Bank) of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) if any Eurodollar Loan is prepaid or Converted on any day other than the last day of the Interest Period for such Loan, the Company shall pay any amount owing under Section 5.05 in respect thereof on the date of such prepayment or Conversion; and (c) any Conversion or Continuation of Eurodollar Loans shall be subject to the provisions of Section 2.03 hereof. Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Banks shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

            2.10 Mandatory Prepayments and Reductions of Commitments.

            (a) Casualty Events. Subject to clause (h) of this Section 2.10, not less than 30 days following the receipt by the Company of proceeds in excess of $1,000,000 in the aggregate after the date hereof of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any tangible Property of the Company or any of its Restricted Subsidiaries (or upon such earlier date as the Company or such Restricted Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Company shall prepay the Loans, and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such

Casualty Event not theretofore applied to the repair or replacement of such Property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (g) of this Section 2.10; provided that if, on or before the 30th day following such receipt, the Company furnishes to the Administrative Agent a plan for the repair or replacement of the Property affected by such Casualty Event that the Administrative Agent approves in the reasonable exercise of its discretion as appropriate in light of the nature of such Property, the time by which such prepayment and reduction must occur shall be extended to such later date as shall be set forth in such plan with respect to the amount of the Net Available Proceeds referred to in such plan as will be expended for such repair or replacement. Notwithstanding the foregoing, in the event that a Casualty Event shall occur with respect to Property covered by the Deeds of Trust or Deed of Trust Amendments, the Company shall prepay the Loans, and the Commitments shall be subject to automatic reduction, on the dates, and in the amounts of the required prepayments, specified in the Deeds of Trust or Deed of Trust Amendments. Nothing in this clause (a) shall be deemed to limit any obligation of the Company or any of its Restricted Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account (including, without limitation, the Collateral Account) maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

            (b) Debt Issuance or Equity Issuance. Subject to clause (h) of this
Section 2.10, and without limiting the obligation of the Company to obtain the consent of the Majority Banks to any Debt Issuance or Equity Issuance prohibited hereby, upon any Debt Issuance or Equity Issuance after the Closing Date, the Company shall prepay the Loans, and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (g) of this Section 2.10; provided that no such prepayment or reduction shall be required by reason of any Equity Issuance if, before giving effect thereto, the Net Leverage Ratio is not greater than 3.00 to 1.

            (c)  Excess Cash Flow.  [Intentionally omitted].

            (d) Sale of Assets. Subject to clause (h) of this Section 2.10, and without limiting the obligation of the Company to obtain the consent of the Majority Banks to any Disposition not otherwise permitted hereunder, in the event that the Net

Available Proceeds of any Disposition (herein, the "Current Disposition"), and of all prior Dispositions as to which a prepayment has not yet been made under this Section 2.10(d), shall exceed $5,000,000 then, no later than five Business Days prior to the occurrence of the Current Disposition, the Company will deliver to the Administrative Agent a statement (which shall promptly forward a copy thereof to each Bank), certified by a Responsible Officer, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and, upon the consummation of such Disposition, the Company will prepay the Loans, and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (g) of this Section 2.10; provided that no prepayment of the Loans shall be required, and the Commitments shall not be reduced by, any amount calculated by reference to the first $7,000,000 of Net Available Proceeds from Dispositions of Mobile Equipment except to the extent that the Company would otherwise be required to make an offer to the holders of the Senior Notes to apply such Net Available Proceeds to the purchase of Senior Notes.

            Notwithstanding the foregoing, the Company shall not be required to make a prepayment pursuant to this Section 2.10(d) with respect to the Net Available Proceeds from any Disposition in the event that the Company advises the Administrative Agent at the time a prepayment is otherwise required to be made that it intends to use such Net Available Proceeds for a Permitted Purpose, so long as:

            (x) such Net Available Proceeds are either (A) placed by the Company into a segregated deposit account with the Administrative Agent pending such reinvestment or (B) applied by the Company to the prepayment of Revolving Credit Loans hereunder (in which event the Company agrees to advise the Administrative Agent in writing at the time of such prepayment of Revolving Credit Loans that such prepayment is being made from the proceeds of a Disposition and that, as contemplated by the second paragraph of Section 2.01, a portion of the Revolving Credit Commitments equal to the amount of such prepayment gives rise to a Reserved Commitment Amount that shall be available hereunder only for a Permitted Purpose or to make prepayments of Loans under clause 2.10(d)(y)(B) below),

            (y) the Net Available Proceeds from any Disposition are in fact used for a Permitted Purpose within 269 days of such Disposition (it being understood that, in the event Net Available Proceeds from more than one Disposition are deposited into a segregated deposit account with the Administrative Agent or applied to the prepayment of Revolving Credit Loans as provided in clause (x) above, such Net Available Proceeds shall be deemed to be applied (or, as the case may be, Revolving Credit Loans utilizing the Reserved Commitment Amount shall be deemed to be made) in the same order in which such Dispositions occurred and, accordingly, (A) any such Net Available Proceeds so held for more than 269 days shall be forthwith applied to the prepayment of Loans and reductions of Commitments as provided in clause (g) of this Section 2.10 and (B) any Reserved Commitment Amount that remains so unutilized for 269 days shall automatically terminate; and

            (z) at the time the Net Available Proceeds (or the borrowing of the Reserved Commitment Amount) shall be used for a Permitted Purpose the Administrative Agent shall have received financial projections prepared in good faith and based on reasonable assumptions by a Responsible Officer, satisfactory in scope and substance to the Banks, that on a pro forma basis after giving effect to the use of such Net Available proceed for a Permitted Purpose the Net Leverage Ratio shall not exceed 4.00 to 1 for the period from such date through the Revolving Credit Commitment Termination Date.

            (e) Pension Fund Reversions. Subject to clause (h) of this Section 2.10, in the event that the Company or any of its Restricted Subsidiaries receives any reversion from any pension fund and the amount of such reversion (herein, the "Current Reversion"), and of all prior reversions from pension funds as to which a prepayment has not yet been made under this Section 2.10(e) (excluding in the case of the Current Reversion and all such prior reversions, the first $100,000 in each fiscal year of the Company ("Excluded Reversions"), shall exceed $1,000,000 then, no later than the date falling 30 days after the Current Reversion, the Company will prepay the Loans, and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the amounts received from the Current Reversion and such prior reversions (other than Excluded Reversions), such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (g) of this Section 2.10.

            (f) Contract Settlements. Subject to clause (h) of this Section 2.10, in the event that the Company or any of its Restricted Subsidiaries receives any cash consideration for the termination (direct or indirect, in one transaction or a series of transactions), of any agreement under which the Company or any of its Subsidiaries is to sell coal, then, no later than the date falling 30 days after such receipt, the Company will prepay the Loans, and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 65% of the aggregate amount of all cash payments, (including, without limitation, all cash payments received by way of deferred payment pursuant to a note or installment receivable or otherwise, but only as and when received) but excluding (i) the amount of any legal expenses, commissions and other customary fees and expenses paid by the Company and its Restricted Subsidiaries in connection therewith and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Restricted Subsidiaries as a result thereof (but only to the extent that such estimated taxes are in fact paid to the relevant governmental authority not later than three months (in the case of Federal taxes) or nine months (in the case of other taxes) after receipt of such cash payments), such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (g) of this Section 2.10.

            (g) Application. Prepayments and reductions of Commitments described in the above clauses of this Section 2.10 shall be applied to reduce the Revolving Credit Commitments (and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans would exceed the Revolving Credit Commitments, the Company shall prepay Revolving Credit Loans in an amount equal to such excess).

            (h) Waiver. At the request of the Company prior to the last date on which the Company is required to make a prepayment or any Commitment is required to be reduced by reason of any event described in any of the foregoing clauses
(a) through (f) of this Section 2.10, the Supermajority Banks may waive such requirement with respect to all or any portion of the amount to be prepaid or to reduce the Commitments.

            (i)  Escrow Account.

            (i) Notwithstanding the foregoing provisions of this Section 2.10, if all or any portion of any Loan held by any Bank could not be prepaid as required by Section 2.10 except as would result in an obligation of the Company to make any payment to such Bank under Section 5.05 hereof, the Company may deposit the amount of such portion in an account (the "Escrow Account") with the Administrative Agent to be held by the Administrative Agent for the benefit of such Bank until such time or times as such prepayment may be made without resulting in such obligation (or, if earlier upon the occurrence of an Event of Default), at which time such amount shall be withdrawn and applied to make such prepayment.

          (ii) As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal amount required to have been prepaid and interest thereon, the Company hereby pledges and grants to the Administrative Agent, for the benefit of the Bank to whom such amounts are owing, a security interest in all of its right, title and interest in and to amounts deposited into the Escrow Account for the benefit of such Bank, together with the earnings thereon as provided herein. The balances from time to time in the Escrow Account shall not constitute payment of any principal of or interest on any Loans until applied by the Administrative Agent as provided herein. Funds held in the Escrow Account shall be subject to withdrawal only as provided in this Section 2.10(i).

         (iii) Amounts on deposit in the Escrow Account shall be invested and reinvested by the Administrative Agent in such Permitted Investments as the Company shall determine in its sole discretion, provided that (i) failing receipt by the Administrative Agent of instructions from the Company, the Administrative Agent may invest and reinvest such amounts as the Administrative Agent shall determine in its sole discretion and (ii) the approval of the Administrative Agent shall be required for the investments and reinvestments to be made during any period while a Default has occurred and is continuing. All such investments and reinvestments shall be held in the name and be under the control of the Administrative Agent.

          (iv) On the earlier to occur of (x) the last day of the Interest Period for the Loan in respect of which a deposit was made by the Company into the Escrow Account, (y) if an Event of Default shall have occurred and be continuing, the date, if any, specified by the Bank for whose benefit such deposit was made to the Administrative Agent by not less than one Business Day's prior notice or (z) the date, if any, specified by the Company to the Administrative Agent by not less than one Business Day's prior notice, the

         Administrative Agent shall liquidate any such investments and reinvestments and apply the proceeds thereof to the prepayment of the principal of and interest on the Loans in respect of which such amount was deposited into the Escrow Account.

                  (v) When the principal of and interest on the Loan in respect of which a deposit was made by the Company into the Escrow Account have been paid in full, the Administrative Agent shall deliver to the Company, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Escrow Account in respect of such deposit as remain.

                  Section 3.  Payments of Principal and Interest.

                  3.01  Repayment of Loans.

                  (a) The Company hereby promises to pay to the Administrative Agent for account of each Bank the entire outstanding principal amount of such Bank's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date. In addition, (i) in the event that the aggregate principal amount of all Revolving Credit Loans on any date exceeds the Borrowing Base on such date, the Company shall (x) immediately prepay Revolving Credit Loans in an amount equal to such excess or (y) not later than three Business Days after such date, furnish to the Administrative Agent a new Borrowing Base Certificate as at such date (or a later date) demonstrating that such excess did not exist or no longer exists and (ii) if following any Revolving Credit Commitment Reduction Date (x) the aggregate principal amount of the Revolving Credit Loans then outstanding shall exceed the Revolving Credit Commitments in effect after the applicable reduction, the Company shall immediately prepay Revolving Credit Loans in an amount equal to such excess and
(y) as a result of any Bank making the election referred to in the proviso of the last sentence of Section 2.04(a) hereof, the aggregate principal amount of the Loans held by the Banks is not held by them pro rata in accordance with their respective Commitments, the Company shall immediately prepay Loans in such amounts, of such Types and held by such Banks so that, after giving effect thereto, the Loans shall be held by the Banks pro rata (as to principal amount, Type and Interest Period) in accordance with their respective Commitments.

                  3.02 Interest. The Company hereby promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                  (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Percentage and

                  (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Percentage.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank and on any other amount payable by the Company hereunder or under the Notes held by such Bank to or for account of such Bank, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.

                  Section 4.  Payments; Pro Rata Treatment; Computations;
Etc.

                  4.01  Payments.

                  (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in

Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at the Agent's Account, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                  (b) Any Bank for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Bank (with notice to the Company and the Administrative Agent), provided that such Bank's failure to give such notice shall not affect the validity thereof.

                  (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks for application in such manner as it or the Majority Banks, subject to Section 4.02 or 2.10(g) hereof, may determine to be appropriate).

                  (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                  (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans from the Banks under Section 2.01 hereof shall be made from the Banks, each payment of commitment fee under
Section 2.05 hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.04 hereof shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments;

(b) except as otherwise provided in Section 5.04 hereof, Eurodollar Loans having the same Interest Period shall be allocated pro rata among the Banks according to the amounts of their respective Commitments to make Loans (in the case of the making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest on Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the Banks.

                  4.03 Computations. Interest on Eurodollar Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, and commitment fee and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate any interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

                  4.04 Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.10 hereof and Conversions or prepayments made pursuant to
Section 5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $100,000 or a larger multiple of $100,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), provided that the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $1,000,000 or a larger multiple of $100,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

                  4.05 Certain Notices. Notices by the Company to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                               Number of
                                                                Business
                  Notice                                      Days Prior
                  ------                                      ----------

         Termination or reduction
         of Commitments                                            3

         Borrowing or prepayment of,
         or Conversions into,
         Base Rate Loans                                       same day

         Borrowing or prepayment of,
         Conversions into, Continuations
         as, or duration of Interest
         Period for, Eurodollar Loans                             3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

                  4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                         (i) if the Required Payment shall represent a payment to be made by the Company to the Banks, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Company under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment, and

                        (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest (without duplication of the obligation of the Company under Section 3.02 hereof to pay interest on the Required Payment), in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by the Company of the Required Payment to the Administrative

         Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.

                  4.07  Sharing of Payments, Etc.

                  (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

                  (b) If any Bank shall obtain from any Obligor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by such Obligor to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) The Company agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

                  (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

                  Section 5.  Yield Protection, Etc.

                  5.01  Additional Costs.

                  (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

                         (i) shall subject any Bank (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Bank or of such Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

                        (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitments of such Bank hereunder); or

                       (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

                  (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

                  (c) Each Bank shall notify the Company of any event occurring after the date hereof entitling such Bank to compensation under paragraph (a) or
(b) of this Section 5.01 as promptly as practicable, but in any event within 180 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 180 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 180 days prior to the date that such Bank does give such notice and
(ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth in reasonable detail the basis and amount of each request by such Bank signed by two officers of such Bank for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

                  5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

                  (a) the Administrative Agent reasonably determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                  (b) the Majority Banks reasonably determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.09 hereof.

                  5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Bank, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Bank), then such Bank shall promptly notify the Company thereof (with a copy to the Administrative Agent), by a certificate signed by two officers of such Bank describing such event in reasonable detail, and such Bank's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

                  5.04 Treatment of Affected Loans. If the obligation of any Bank to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Bank's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in
Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Bank that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Bank gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate and Eurodollar Loans are allocated among the Banks ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

                  5.05 Compensation. The Company shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

                  (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

                  5.06  U.S. Taxes.

                  (a) The Company agrees to pay to each Bank that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

                  (i) to any payment to any Bank hereunder (x) unless such Bank is, on the date hereof (or on the date it becomes a Bank hereunder as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, either entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of the Loans), or (y) if such Bank has taken any voluntary action (or undergone any merger, acquisition or similar transaction) resulting in the loss of its entitlement, or that of any successor-in-interest or assign, to submit either of such Forms 1001 or 4224,

                        (ii)  [Intentionally omitted].

                       (iii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes, or

                  (iv) with respect to any U.S. Taxes which are imposed on net income of the Bank and are payable otherwise than by withholding from a payment on a Loan.

For the purposes of this Section 5.06(a), (A) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (B) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates) and (C) "Form W-8" shall mean Form W-8 (Certificate of Foreign Status of the Department of Treasury of the United States of America). Each of the Forms referred to in the foregoing clauses (A), (B) and
(C) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

                  (b) Within 30 days after paying any amount to the Administrative Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

                  5.07 Replacement of Banks. If any Bank requests compensation pursuant to Section 5.01 or 5.06 hereof, or any Bank's obligation to make or Continue, or to Convert Loans of any Type into, the other Type of Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Bank requesting such compensation, or whose obligations are so suspended, being herein called a "Requesting Bank"), and if no Event of Default shall have occurred and be continuing, the Company, upon three Business Days notice, may (a) prepay in full all outstanding Loans and all other amounts payable hereunder to such Requesting Bank and terminate all outstanding Commitments of such Requesting Bank, or (b) require that such Requesting Bank transfer all of its right, title and interest under this Agreement and such Requesting Bank's Notes, if any, to any bank or other financial institution (a "Proposed Bank") identified by the Company that is satisfactory to the Administrative Agent (i) if such Proposed Bank agrees to assume all of the obligations of such Requesting Bank hereunder, and to purchase all of such Requesting Bank's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Bank's Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Requesting Bank of all other amounts payable hereunder to such Requesting Bank on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 hereof as if all of such Requesting Bank's Loans were being prepaid in full on such date) and (ii) if such Requesting Bank has requested compensation pursuant to Section 5.01 or 5.06 hereof, such Proposed Bank's aggregate requested compensation, if any, pursuant to said Section 5.01 or 5.06 with respect to such Requesting Bank's Loans is lower than that of the Requesting Bank. Subject to the provisions of Section 12.06(b) hereof, such Proposed Bank shall be a "Bank" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Company hereunder the agreements of the Company contained in Sections 5.01, 5.06 and 12.03 hereof (without duplication of any payments made to such Requesting Bank by the Company or the Proposed Bank) shall survive for the benefit of such Requesting Bank under this
Section 5.07 with respect to the time prior to such replacement.

                  Section 6.  Guarantee.

                  6.01 The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Bank and the Administrative Agent and their respective successors and permitted assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including, without limitation, interest accruing after the Company becomes the subject of a case under the Bankruptcy Code) on the Loans made by the Banks to, and the Notes held by each Bank of, the Company and all other amounts from time to time owing to the Banks or the Administrative Agent by the Company under this Agreement and under the Notes and by any Obligor under any of the other Loan Documents, and all obligations of the Company or any of its Restricted Subsidiaries to any Bank in respect of any Interest Rate Protection Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  6.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

                         (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                        (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                       (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be renewed, replaced, extended or otherwise modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                        (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Bank or Banks as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Bank exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  6.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  6.04 Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Banks under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 6.01 hereof, whether by subrogation or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                  6.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Banks, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 6.01.

                  6.06 Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Bank or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  6.07 Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  6.08 Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section 6.08, (i) "Excess Funding Guarantor" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the Adjusted Net Worth (as defined in Section 6.09 hereof) of such Subsidiary Guarantor to (y) an amount equal to the sum of the Adjusted Net Worths of all of the Subsidiary Guarantors, determined as at the date of determination of the Maximum Guaranty Liability of such Subsidiary Guarantor pursuant to Section 6.09 hereof.

                  6.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.01 hereof would otherwise, taking into account the provisions of
Section 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.01, then, notwithstanding any other provision hereof to the contrary, the maximum liability of any Subsidiary Guarantor under said Section 6.01 as of any date shall in no event exceed the Maximum Guaranty Liability (as such term is hereinafter defined) of such Subsidiary Guarantor as of such date. As used herein, the term "Maximum Guaranty Liability" shall be that amount from time to time equal to the greatest of (a) the Adjusted Net Worth (as such term is defined below) of such Subsidiary Guarantor as of the end of the most recently concluded fiscal quarter of such Subsidiary Guarantor ended on or prior to the date hereof, (b) the highest Adjusted Net Worth (as such term is defined below) of such Subsidiary Guarantor at the end of any fiscal quarter ending subsequent to the date hereof and prior to the earlier of the date of the commencement of a case under the Bankruptcy Code involving such Subsidiary Guarantor or the date enforcement of Section 6.01 is sought, (c) the Adjusted Net Worth (as such term is defined below) of such Subsidiary Guarantor at the earlier of the date of the commencement of a case under the Bankruptcy Code involving such Subsidiary Guarantor or the date enforcement of Section 6.01 is sought, (d) the sum of any and all loans, advances or capital contributions made by the Company to such Subsidiary Guarantor, and all payments made by the Company to such Subsidiary Guarantor in satisfaction of intercompany payables or other liabilities of the Company to such Subsidiary

Guarantor, in each case with the proceeds of any Loans made to the Company under the Credit Agreement, and (e) the fair market value of any and all property acquired with proceeds of any Loans made to the Company under the Credit Agreement and transferred to such Subsidiary Guarantor. As used herein, the term "Adjusted Net Worth" of any Subsidiary Guarantor as of any particular date shall mean the excess of (i) the amount of the fair saleable value of the assets of such Subsidiary Guarantor (including the value of any and all rights of subrogation or contribution resulting from any payments by such Subsidiary Guarantor under any other guaranty) as of such date determined in accordance with applicable Federal and state laws affecting creditors' rights and governing determinations of the insolvency of debtors, over (ii) the amount of all liabilities of such Subsidiary Guarantor (including all liabilities of such Subsidiary Guarantor under Section 6.01), contingent or otherwise, as of such date, determined in accordance with the laws described in clause (i) above, minus $1.00.

                  Section 7.  Conditions Precedent.

                  7.01 Effectiveness. The effectiveness of the amendment and restatement of the Existing Credit Agreement contemplated hereby is subject to the conditions precedent that (i) this Amended and Restated Credit Agreement be duly executed and delivered by the Company, the Subsidiary Guarantors and each of the Banks; (ii) such conditions precedent shall be satisfied by September 30, 1997; and (iii) the Administrative Agent shall have received the following documents (with, in the case of clauses (a), (b), (c) and (d) below, sufficient copies for each Bank), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) in form and substance:

                  (a) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

                  (b) Officer's Certificate. A certificate of a Responsible Officer, dated the Effective Date, to the effect set forth in the first sentence of Section 7.02 hereof.

                  (c) Opinions of Counsel to the Obligors. Opinions, dated the Effective Date, of (i) Klett Lieber Rooney & Schorling, a Professional Corporation, in form and substance satisfactory to the Banks and the Administrative Agent (and each Obligor hereby instructs such counsel to deliver such opinions to the Banks and the Administrative Agent) and
         (ii) Spilman, Thomas & Battle, special West Virginia counsel to the Obligors, in form and substance satisfactory to the Banks and the Administrative Agent (and each Obligor hereby instructs such counsel to deliver such opinions to the Banks and the Administrative Agent).

                  (d) Opinion of Special New York Counsel to Chase. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit H hereto (and Chase hereby instructs such counsel to deliver such opinion to the Banks).

                  (e) Notes. The Notes, duly completed and executed for each Bank.

                  (f) Amendment to Security Agreement. An amendment to the Security Agreement, substantially in the form of Exhibit D hereto, duly executed and delivered by each Obligor and the Administrative Agent.

                  (g) Senior Notes. Evidence that the Senior Note Documents shall have been duly authorized, executed and delivered, and that the Senior Notes shall have been issued for cash in an aggregate amount not less than 96% of the aggregate stated principal amount thereof, in each case containing terms in form and substance satisfactory to the Administrative Agent. In addition, the Administrative Agent shall have received a certificate of a Responsible Officer to that effect (and attaching thereto true and complete copies of the Senior Note Documents, which shall be reasonably satisfactory to the Administrative Agent in form and substance.

                  (h) Repayment of Existing Term Loans. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Existing Term Loans shall have been (or shall be simultaneously) paid in full.

                  (i) Compliance Certificate. A Certificate of a Responsible Officer of the Company evidencing, effective as of the Effective Date,
         (i) pro forma compliance with the financial covenants (after giving effect to the amendment and restatement contemplated hereby) and (ii) financial projections prepared in good faith and based on reasonable assumptions by a Responsible Officer, satisfactory in scope and substance to the Banks, as to the consolidated EBITDA of the Company and its Restricted Subsidiaries for the period from and including the Effective Date through December 31, 2003.

                  (j) Financial Statements and Other Information. Consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as at December 31, 1996 and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Restricted Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Coopers & Lybrand L.L.P., and the unaudited consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as at June 30, 1997 and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Restricted Subsidiaries for the six-month period ended on such date.

                  (k) Deed of Trust Amendments. The Deed of Trust Amendments, duly executed and delivered by the parties thereto.

                  (l) Consent of Existing Banks. Each of the parties to the Existing Credit Agreement that is not a party to this Agreement shall have consented to the amendment and restatement of the Existing Credit Agreement that is contemplated hereby.

                  (m) Other Documents. Such other documents as the Administrative Agent or any Bank or special New York counsel to Chase may reasonably request.

The effectiveness of the amendment and restatement of the Existing Credit Agreement contemplated hereby is also subject to the payment or delivery by the Company of such fees as the Company shall have agreed to pay or deliver to any Bank or an affiliate thereof or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

                  7.02 Initial and Subsequent Extensions of Credit. The obligation of the Banks to make any Loan or otherwise extend any credit to the Company upon the occasion of each borrowing or other extension of credit hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

                  (a)  no Default shall have occurred and be continuing;

                  (b) the representations and warranties made by the Company in
         Section 8 hereof, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                  (c) the aggregate principal amount of the Revolving Credit Loans shall not exceed the Borrowing Base reflected on the most recent Borrowing Base Certificate delivered pursuant to Section 9.01(g) hereof.

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

                  Section 8. Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Banks that:

                  8.01 Corporate Existence. Each of the Company and its respective Restricted Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of the jurisdiction of its organization;

(b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

                  8.02 Financial Condition. The Company has heretofore furnished to each of the Banks consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as at December 31, 1996 and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Restricted Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Coopers & Lybrand L.L.P., and the unaudited consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as at June 30, 1997 and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Restricted Subsidiaries for the six-month period ended on such date. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Company and its Restricted Subsidiaries and (in the case of said consolidating financial statements) the respective unconsolidated financial condition of each of the Company and its Restricted Subsidiaries, as at said dates and the consolidated and unconsolidated results of their operations for the fiscal year and six-month period ended on said dates (subject, in the case of such financial statements as at March 31, 1997, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of the Company and its Restricted Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said dates. Since December 31, 1996, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Restricted Subsidiaries from that set forth in said financial statements as at said date.

                  8.03 Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Restricted Subsidiaries that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

                  8.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company or any of its Restricted Subsidiaries, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Loan Documents) result in the creation or imposition of any Lien upon any Property of the Company or any of its Restricted Subsidiaries pursuant to the terms of any such agreement or instrument.

                  8.05 Action. Each Obligor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered by the Company will constitute, and each of the Basic Documents to which any other Obligor becomes a party will then constitute, the legal, valid and binding obligation of the Company or such other Obligor, as the case may be, enforceable against the Company or such other Obligor, as the case may be, in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  8.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company or any of its Subsidiaries of this Agreement, or any of the other Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Loan Documents.

                  8.07 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Administrative Agent under
Section 9.01(f) hereof.

                  8.08 Taxes. The Company and its Subsidiaries are members of an affiliated group of Persons filing consolidated returns for Federal income tax purposes, of which the Company is, on the date hereof, the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any final determination of additional taxes owed by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given nor been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.

                  8.09 Investment Company Act. Neither the Company nor any of its Restricted Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  8.10 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  8.11  Material Agreements and Liens.

                  (a) Part A of Schedule I hereto is a complete and correct list of (i) each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness (or commitment for any extension of credit constituting Indebtedness) of the Company and each Restricted Subsidiary outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I and (ii) each Interest Rate Protection Agreement to which the Company or its Restricted Subsidiaries is a party on the date hereof.

                  (b) Part B of Schedule I hereto is a complete and correct list of each Lien (other than Liens that will be discharged on the Effective Date) created by the Company or its Restricted Subsidiaries and securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any Property of the Company or its Restricted Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said
Schedule I. Except for the Liens listed in Part B of said Schedule I, the Company has no notice or knowledge of the existence of any Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any Property of the Company or its Restricted Subsidiaries.

                  8.12 Environmental Matters. Each of the Company and its Restricted Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Restricted Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

                  In addition, except as set forth in Schedule II hereto or in the Environmental Report, and except where the relevant underlying events or circumstances could not be reasonably expected to result in (x) claims, liabilities, costs or expenses exceeding $2,000,000 (excluding labor costs relating to the treatment of AMD (as defined below)) in the aggregate for all such events or circumstances or (y) any fine or penalty individually exceeding $50,000:

                  (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Company, threatened by any governmental or other entity with respect to any alleged failure by the Company or its Restricted Subsidiaries to have any environmental, health or safety permit, license or other authorization required under, or to otherwise comply in any material respect with, any Environmental Law in connection with the conduct of the business of the Company or its Restricted Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or its Restricted Subsidiaries.

                  (b) Neither the Company nor its Restricted Subsidiaries owns, operates or leases a treatment, storage or disposal facility that, on the date of this Agreement, requires a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

                       (i) no polychlorinated biphenyls (PCBs) is or has been
                  present at any site or facility now or previously owned, operated or leased by the Company or its Restricted Subsidiaries;

                      (ii) no asbestos or asbestos-containing materials is or
                  has been present at any site or facility now or previously owned, operated or leased by the Company or its Restricted Subsidiaries;

                     (iii) there are no underground storage tanks or surface
                  impoundments for Hazardous Materials (except for ponds or sediment control structures used to treat mine drainage pursuant to, and in compliance with, NPDES permits), active or abandoned, at any site or facility now or previously owned, operated or leased by the Company or its Restricted Subsidiaries;

                      (iv) no Hazardous Materials have been Released at, on or
                  under any site or facility now or previously owned, operated or leased by the Company or its Restricted Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

                       (v) no Hazardous Materials have been otherwise Released
                  at, on or under any site or facility now or previously owned, operated or leased by the Company or its Restricted Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.

                  (c) Neither the Company nor any of its Restricted Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that, on the date of this Agreement, is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R.
         Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Company, AGI or any of their respective Restricted Subsidiaries.

                  (d) Except for acid mine drainage ("AMD"), and the treatment thereof, that is discharged pursuant to, and in compliance with, a NPDES permit, no Hazardous Material generated by the Company or any of its Restricted Subsidiaries has been recycled, treated, stored, disposed of or Released by the Company or any of its Restricted Subsidiaries at any location other than those listed in Schedule II hereto or in the Environmental Report, and, to the knowledge of the Company (and except as set forth on Schedule II hereto), any Hazardous Material described on

         Schedule II hereto has been recycled, treated, stored, disposed of or Released in accordance with all applicable Environmental Laws.

                  (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Restricted Subsidiaries and no site or facility now or previously owned, operated or leased by the Company or any of its Restricted Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

                  (f) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Company or any of its Restricted Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Company nor any of its Restricted Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

Prior to the date hereof, the AGI Companies cooperated fully with representatives of the environmental consultant, Marshall Miller & Associates, for the purpose of enabling said consultant to prepare the Environmental Report. The documents provided, and the other statements made, to said consultant by officers and employees of the AGI Companies in the course of the investigations by said consultant resulting in such Environmental Report did not, to the knowledge of the Company, include any untrue statements of material fact or omit to state any material fact necessary to make the statements contained in such documents, or such other statements, in light of the circumstances under which they were made, not misleading at the time so furnished or made.

                  8.13  Capitalization.  On the Effective Date:

                  (i) the authorized capital stock of the Company will consist of an aggregate of 122,000 shares consisting of (v) 100,000 shares of common stock, par value $.01 per share, of which 10,000 shares will be duly and validly issued and outstanding, each of which issued and outstanding shares will be fully paid and nonassessable, (w) 10,000 shares of ACGI Class A Preferred Stock, of which 10,000 shares will be duly and validly issued and outstanding, each of which issued and outstanding shares will be fully paid and nonassessable, (x) 10,000 shares of ACGI Class B Preferred Stock, of which 10,000 shares will be duly and validly issued and outstanding, each of which issued and outstanding shares will be fully paid and nonassessable, (y) 1,000 shares of ACGI Class C Preferred Stock, of which 1,000 shares will be duly and validly issued and outstanding, each of which issued and outstanding shares will be fully paid and nonassessable and (z) 1,000 shares of ACGI Class D Preferred Stock, of which 1,000 shares will be duly and validly issued and outstanding, each of which issued and outstanding shares will be fully paid and nonassessable;

             (ii) 54.07% of such issued and outstanding shares of common stock of the Company will be owned beneficially and of record by funds managed by First Reserve, 30.39% of such issued and outstanding shares of common stock will be owned beneficially and of record by JJF Group Limited Liability Company, 10.40% of such issued and outstanding shares of common stock will be owned beneficially and of record by Anker Holding, 5.14% of such issued and outstanding shares of common stock will be owned beneficially and of record by PPK Group Limited Liability Company, all of such issued and outstanding shares of ACGI Class A Preferred Stock will be owned beneficially and of record by Anker Holding, all of such issued and outstanding shares of ACGI Class B Preferred Stock will be owned beneficially and of record by First Reserve, all of such issued and outstanding shares of ACGI Class C Preferred Stock will be owned beneficially and of record by Glenn Springs Holdings, Inc., and all of such issued and outstanding shares of ACGI Class D Preferred Stock will be owned beneficially and of record by Glenn Springs Holdings, Inc.; and

            (iii) (x) except for (1) the rights of the holders of the Company's common stock as set forth in the Company's Certificate of Incorporation and in the Stockholders Agreement, (2) the rights of the holders of shares of ACGI's Class A Preferred Stock to convert such shares into shares of the Company's common stock as set forth in the Certificate of Designation and Preferences of such ACGI Class A Preferred Stock and in the Stockholders Agreement, (3) rights to receive common stock of the Company pursuant to the exercise of the Stock Purchase Warrant referred to in clause (viii)(B) of the definition of "Acquisition" in Section
         1.01 hereof and (4) rights of holders of the Company's common stock to have such stock registered under the Securities Act of 1933, as amended, pursuant to the

         Registration Rights Agreement referred to in clause (viii) of the definition of "Acquisition Documents" in Section 1.01 hereof, there will be no outstanding Equity Rights with respect to the Company and
         (y) except for the obligations of the Company to redeem shares of ACGI Class A Preferred Stock, ACGI Class B Preferred Stock and ACGI Class D Preferred Stock, pursuant to the Certificate of Designation and Preferences of each such class of preferred stock respectively and pursuant to the Stockholders Agreement, there will be no outstanding obligations of the Company or any of its Restricted Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor will there be any outstanding obligations of the Company or any of its Restricted Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Restricted Subsidiaries.

                  8.14  Subsidiaries, Etc.

                  (a) Set forth in Schedule III hereto is a complete and correct list of all of the Subsidiaries of the Company as of the date hereof together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and
(iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule III hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in
Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

                  (b) None of the Restricted Subsidiaries of the Company is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.17(c) hereof.

                  8.15 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Administrative Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any statement of material fact that is materially untrue or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Banks in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no event or circumstance known to any Designated Officer the result of which could be reasonably expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby or thereby.

                  8.16 Real Property. Schedules I and II of the Deeds of Trust include legal descriptions of, or references to, all fee (Schedule I) and leasehold (Schedule II) interests in real property located in the State of West Virginia held by the Restricted Subsidiaries. The Company does not hereby warrant, however, the adequacy of the legal descriptions of the fee and leasehold interests set forth on Schedules I and II which are not included among the Material Properties.

                  8.17 Solvency Analyses. The financial projections and underlying assumptions contained in the analyses of Valuation Research Corporation referred to in Section 7.01(l) of the Existing Credit Agreement were at the time made, and on the Closing Date, fair and reasonable and accurately computed.

                  8.18 Use of Credit. None of the Company nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans hereunder will be used to buy or carry any Margin Stock.

                  8.19 Solvency. As of the date hereof (and after giving effect thereto and to the other transactions contemplated hereby), (i) the aggregate value of all Properties of the Company and its Restricted Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Restricted Subsidiaries, (ii) the Company and its Restricted Subsidiaries do not, on a consolidated basis, have unreasonably small capital with which to conduct their business operations as heretofore conducted and (iii) the Company and its Restricted Subsidiaries have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

                  8.20 Mobile Equipment. The value at which Mobile Equipment is carried on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the Effective Date is approximately $7,600,000.

                  Section 9. Covenants of the Company. The Company covenants and agrees with the Banks and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder, and except to the extent that the Majority Banks otherwise consent:

                  9.01 Financial Statements Etc. The Company shall deliver to the Administrative Agent (which the Administrative
Agent shall promptly deliver to each of the Banks):

                  (a) as soon as available and in any event within 30 days after the end of each calendar month, consolidated statements of income, retained earnings and cash flows of the Company and its Restricted Subsidiaries for such month and for the period from the beginning of the respective fiscal year to the end of such month, and the related consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such month, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding months in the Company's budget for such fiscal year, accompanied by a certificate of a Responsible Officer, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such month (subject to normal year-end audit adjustments);

                  (b) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, (i) a certificate of a Responsible Officer (x) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (y) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.07(d), 9.08(h), 9.08(i), 9.09, 9.10, 9.11 and 9.13 hereof as of the end of the respective quarterly fiscal period and (ii) a report as to the material changes to each coal sales agreement, contract mining agreement and coal purchase agreement to which the Company or any Restricted Subsidiary is a party, that has an original term of at least three years and relates to at least 200,000 tons of coal per year;

                  (c) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flows of the Company and its Restricted Subsidiaries for such fiscal year and the related consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the Company's budget for such fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Restricted Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles;

                  (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                  (e) at the request of each Bank through the Administrative Agent (which in the cases of each of the following paragraphs (ii) and (iii) may not be made more than once in any fiscal year of the Company):

                       (i) promptly upon the mailing thereof to the
                  shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                      (ii) promptly, a report in reasonable detail of the
                  measured recoverable coal reserves of the mines of the Company and its Restricted Subsidiaries as at the last day of the most recently ended fiscal quarter of the Company; and

                     (iii) promptly, a plan for each mine of the Company and its
                  Restricted Subsidiaries for each of the then next following five years (or, the then remaining life of such mine, if shorter);

                  (f) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Responsible Officer setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                                  (i) any reportable event, as defined in
                  Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                                 (ii) the distribution under Section 4041 of
                  ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                                (iii) the institution by the PBGC of proceedings
                  under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                                 (iv) the complete or partial withdrawal from a
                  Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                                  (v) the institution of a proceeding by a
                  fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                                 (vi) the adoption of an amendment to any Plan
                  that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                  (g) as soon as available and in any event within 15 Business Days after the end of each monthly accounting period (ending on the last day of each calendar month), a Borrowing Base Certificate as at the last day of such accounting period (it being understood and agreed that the Company may from time to time at its option furnish Borrowing Base Certificates more frequently for purposes of the last sentence of
         Section 3.01(a) hereof and clause (c) of the first sentence of Section
         7.02 hereof);

                  (h) (i) periodically at the request of the Majority Banks (which may not be made more than once in any fiscal year of the Company), a report of an independent collateral auditor (which may be, or be affiliated with, one of the Banks) with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of any monthly accounting period which report shall indicate that, based upon a review by such auditors of the Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Company and its Restricted Subsidiaries) and Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by the Company as at the end of such accounting period is accurate and complete in all material respects and (ii) at the request of the Majority Banks (which may not be made more than twice during the life of this Agreement, and not more than once during any twenty-four month period), a report prepared at the expense of the Company (the "Appraisal"), of an independent appraiser (which appraiser shall be mutually acceptable to the Company and the Administrative Agent) as to the aggregate value of all material portions of the property, plant and equipment of the Company and its Restricted Subsidiaries at their present fair saleable value as at such date.

                  (i) (i) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and (ii) promptly after the Company knows or has reason to believe that any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof or thereof, was false or misleading as of the time made or furnished in any material respect, a notice thereof describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

                  (j) not later than 45 days prior to the first day of each fiscal year of the Company, a draft budget for such fiscal year; and

                  (k) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank may reasonably request through the Administrative Agent.

                  9.02 Litigation. The Company will promptly give to the Administrative Agent (which shall promptly furnish a copy thereof to each Bank) notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Restricted Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to the Administrative Agent (which shall promptly furnish a copy thereof to each Bank) notice of the assertion of any environmental matter by any Person against, or with respect to the activities of, the Company or any of its Restricted Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

                  9.03 Existence, Etc. The Company will, and will cause each of its Restricted Subsidiaries to:

                  (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

                  (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings or against which adequate reserves are being maintained;

         provided that the Company shall maintain such reserves if and to the extent required by GAAP and in accordance with prudent and customary practices in the coal industry;

                  (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                  (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

                  (f) permit representatives of any Bank or the Administrative Agent, upon not less than two Business Days' prior notice, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be).

                  9.04 Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

                  Such insurance shall be written by financially responsible companies selected by the Company and having an A. M. Best rating of "A" or better and being in a financial size category of XIV or larger, or by other companies acceptable to the Majority Banks, and (to the extent covering risk of loss or damage to tangible property that constitutes collateral under any Security Document) shall name the Administrative Agent as loss payee or as an additional named insured as its interests may appear for the benefit of itself and the Banks. Each policy referred to in this Section 9.04 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Administrative Agent and shall also provide that the interests of the Administrative Agent and the Banks shall not be invalidated by any act or negligence of the Company or any Person having an interest in any Property covered by a Deed of Trust or Deed of Trust Amendment nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property. The

Company will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment.

                  On or before the Effective Date, the Company will deliver to the Administrative Agent certificates of insurance satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by the Company hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage (and attaching copies of any policies or binders with respect to casualty insurance). Thereafter, the Company will deliver to the Administrative Agent prompt notice of the entering into of any binder for any new or renewal insurance policy. In addition, the Company will not make any material modification to any of the provisions of any policy with respect to casualty insurance without delivering the original copy of the endorsement reflecting such modification to the Administrative Agent. The Company will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 9.04 unless the Administrative Agent is the named insured thereunder or the loss payee as provided herein. The Company will immediately notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

                  Without limiting the obligations of the Company under the foregoing provisions of this Section 9.04, in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 9.04, then the Administrative Agent may, but shall have no obligation so to do, after not less than five Business Days' prior notice to the Company procure insurance covering the interests of the Banks and the Administrative Agent in such amounts and against such risks as the Administrative Agent (or the Majority Banks) shall deem appropriate, and the Company shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

                  9.05 Prohibition of Fundamental Changes. The Company will not, nor will it permit any of its Restricted Subsidiaries to, consummate any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

                  The Company will not, nor will it permit any of its Restricted Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business, leases of coal reserves and surface entry rights in the ordinary course of business, Investments permitted under Section 9.08 hereof and Capital Expenditures not prohibited under Section 9.11 hereof and a Permitted Capital Expenditure.

                  The Company will not, nor will it permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding any transaction referred to in any of clauses (i), (ii), (iii), (iv), (v) and (vi) of the definition of "Disposition" in Section 1.01 hereof. Notwithstanding the foregoing provisions of this Section 9.05:

                  (a) any Restricted Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Restricted Subsidiary; provided that (x) if any such transaction shall be between a Restricted Subsidiary and a Wholly Owned Subsidiary that is a Restricted Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation and (y) if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents;

                  (b) any Restricted Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary; provided that if any such sale is by a Subsidiary Guarantor to a Restricted Subsidiary of the Company not a Subsidiary Guarantor, then such Restricted Subsidiary shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents;

                  (c) the Company or any of its Restricted Subsidiaries may transfer Eligible Properties to the Permitted Joint Venture; provided that:

                       (i) such transfer is made before the first
                  anniversary of the Effective Date;

                      (ii) simultaneous with such transfer, the Company will
                  make the prepayments (and the Commitments will be reduced) as provided by Section 2.10(d) hereof; and

                     (iii) no Event of Default exists at the time of
                  such transfer or would result therefrom; and

                  (d) the Company or any of its Restricted Subsidiaries may consummate (i) the Hillman Acquisition, (ii) the Spruce Fork Development and (iii) the Vindex Project.

                  9.06 Limitation on Liens. The Company will not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

                  (a)  Liens created pursuant to the Loan Documents;

                  (b) Liens in existence on the date hereof and listed in Part B of Schedule I hereto;

                  (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings or against which adequate reserves are being maintained on the books of the Company or the affected Restricted Subsidiaries; provided that the Company shall, and, if applicable, shall cause such Restricted Subsidiaries to, maintain such reserves if and to the extent required by GAAP and in accordance with prudent and customary practices in the coal industry;

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings or against which adequate reserves are being maintained on the books of the Company or the affected Restricted Subsidiaries; provided that the Company shall, and, if applicable, shall cause such Restricted Subsidiaries to, maintain such reserves if and to the extent required by GAAP and in accordance with prudent and customary practices in the coal industry; and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

                  (e) pledges or deposits into the West Virginia Pneumoconiosis Fund or under worker's compensation, unemployment insurance and other social security legislation;

                  (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (h) Liens on Property of any corporation that becomes a Restricted Subsidiary of the Company after the Closing Date, provided that such Liens are in existence at the time such corporation becomes a Restricted Subsidiary of the Company and were not created in anticipation thereof; and

                  (i) Liens upon real and/or tangible personal Property acquired after the Closing Date (by purchase, construction, lease or otherwise) by the Company or any of its Restricted Subsidiaries, each of which Liens was created solely for the purpose of securing Indebtedness or royalty obligations representing, or incurred to finance, refinance or refund, the cost (including the cost of construction or lease) of such Property.

                  9.07 Indebtedness. The Company will not, nor will it permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

                  (a)  Indebtedness to the Banks hereunder;

                  (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I hereto (excluding, however, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, as indicated on said
         Schedule I);

                  (c) obligations of the Company, contingent or otherwise, to make reimbursements under letters of credit in an aggregate principal or face amount not exceeding $1,000,000 at any time;

                  (d) Indebtedness of Restricted Subsidiaries of the Company to the Company or to other Restricted Subsidiaries of the Company evidenced by Intercompany Notes pledged to the Administrative Agent for the benefit of the Banks under the Security Agreement (provided that the aggregate principal amount of such Indebtedness owing by any one Restricted Subsidiary shall not exceed $200,000,000 at any one time outstanding, and the face amount of each Intercompany Note shall be equal to $200,000,000);

                  (e) loans made by Restricted Subsidiaries of the Company to the Company in the ordinary course of business that are short-term advances that arise incidental to the cash management operations of the Company and the Restricted Subsidiaries in the ordinary course of business substantially as heretofore conducted;

                  (f) Indebtedness of the Company and its Restricted Subsidiaries incurred solely in order to finance the acquisition of any fixed or capital assets and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on such assets prior to the acquisition thereof, and any extensions, renewals and replacements of such indebtedness that do not increase the outstanding principal amount thereof, in an amount not exceeding, as to the Company and its Restricted Subsidiaries taken as a whole, $10,000,000 at any one time outstanding; provided that the recourse of the holder of such Indebtedness shall be expressly limited solely to the assets financed with such Indebtedness and the holder of such Indebtedness shall have expressly waived the benefit of Section 1111(b) of the Bankruptcy Code in respect of such Indebtedness;

                  (g) Indebtedness of Spruce Fork Coal Company, Inc. to Elkay Mining Co. outstanding on the First Amendment
         Effective Date in the amount of approximately $1,900,000 incurred as a result of the acquisition of the Spruce Fork Reserves;

                  (h)  the Senior Notes;

                  (i)  the Anker Group, Inc. Subordinated Guaranty; and


                  (j) additional Indebtedness not exceeding $1,000,000 at any one time outstanding.


                  9.08 Investments. The Company will not, nor will it permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investments except:

                  (a)  Investments outstanding on the Closing Date;

                  (b)  operating deposit accounts with banks;

                  (c)  Permitted Investments;

                  (d) Investments by the Company and its Restricted Subsidiaries in the Company and its Restricted Subsidiaries, except that neither the Company nor any of its Restricted Subsidiaries may make Investments in Anker Capital after the date hereof (it being understood and agreed that nothing contained in this Section 9.08 shall be deemed to limit Anker Capital from using its capital in its business operations);

                  (e) Interest Rate Protection Agreements entered into as bona fide hedges against fluctuations in interest rates applicable to Indebtedness of the Company and its Restricted Subsidiaries and not for speculative purposes;

                  (f) an equity interest in the Permitted Joint Venture in exchange for a transfer of some or all of the Eligible Properties permitted by Section 9.05(c) hereof;

                  (g) Investments made in cash in Unrestricted Subsidiaries and in the Permitted Joint Venture, provided that the amount thereof made at any time may not exceed the Available Supplemental Amount at such time;

                  (h) loans made in the ordinary course of business in an aggregate amount not exceeding $3,000,000 at any one time outstanding;

                  (i) Guarantees constituting agreements to perform reclamation obligations of Unrestricted Subsidiaries and to reimburse or indemnify the issuers of reclamation bonds covering reclamation obligations of Unrestricted

         Subsidiaries for expenditures thereunder; provided that the aggregate amount payable under all such Guarantees may not at any one time exceed $2,500,000;

                  (j) a contribution to Summit Energy Group, LLC ("Summit") of $500,000 made by Patriot Mining Company, Inc. prior to September 1, 1997 in the form of a prepaid advance minimum royalty on a lease that was subleased to Summit, and loans to Summit in an aggregate principal amount not exceeding $400,000 at any one time outstanding; and

                  (k) after such time, if any, that The Sycamore Group, LLC ("Sycamore") ceases to be a Subsidiary of the Company by reason of its issuance of equity to the Sycamore Partner as permitted by Section 9.17(b) hereof, Investments in Sycamore in an aggregate amount (including all Investments made prior to such time, but excluding Sycamore Creek reserves held by Sycamore at such time) not exceeding $2,500,000 to enable Sycamore to develop the Sycamore Creek reserves.


                  9.09 Dividend Payments. The Company will not, nor will it permit any of its Restricted Subsidiaries to, declare or make any Dividend Payment at any time, except for (i) Dividend Payments paid in cash on ACGI Class C Preferred Stock and ACGI Class D Preferred Stock in accordance with the terms thereof as in effect on the Effective Date; (ii) redemptions for cash of equity interests of the Company referred to in clause (v) of the proviso contained in the definition of "Equity Issuance" in Section 1.01 hereof made in connection with the termination (for any reason) of employment by the Company of the respective employees holding the same, provided that the aggregate amount of Dividend Payments made pursuant to this clause (ii) shall not exceed $1,000,000 in any fiscal year of the Company; (iii) in the event of death of John J. Faltis or P. Bruce Sparks, the repurchase or redemption of the decedent's capital stock in the Company from the decedent's estate, heirs or legatees or any Person controlled by the decedent immediately prior to his death and included in the definition of "Controlling Shareholder" in Section 1.01 above provided that the same is paid for solely with the proceeds of life insurance in excess of the cash surrender value thereof immediately prior to his death and the premiums for which were funded in the ordinary course of business; (iv) if no Event of Default exists or would result therefrom, dividends paid in cash on the ACGI Class A Preferred Stock after the fifth anniversary of the Closing Date in accordance with the terms thereof as in effect on the Closing Date, provided that the Fixed Charges Ratio (calculated as at the last day of the fiscal quarter of the Company ending on or most recently ended prior to the date of the respective dividend on a pro forma basis taking into account the payment of such dividend) shall be greater than 1.25 to 1 and (v) if no Event of Default exists or would result therefrom, the purchase by the Company, in an amount not to exceed $3,000,000 in the aggregate after the Effective Date, of its common stock issued by the Company to employees of the Company pursuant to the Anker Coal Group, Inc. 1997 Omnibus Stock Incentive Plan in accordance with the call and right of first refusal rights set forth in (x) Article XI of the Anker Coal Group, Inc. 1997 Omnibus Stock Incentive Plan, (y) Article 5 of the Anker Coal Group, Inc. Stock Option Grant Agreement and (z) Section 5 and Section 6 of the Anker Coal Group, Inc. Restricted Stock Award Agreement. Nothing herein shall be deemed to prohibit the payment of dividends by any Restricted Subsidiary of the Company to the Company or to any other Restricted Subsidiary of the Company.

                  9.10  Certain Financial Covenants.

                  (a) Net Leverage Ratio. The Company will not permit the Net Leverage Ratio on any date to exceed the ratio set forth below opposite the period during which such date falls:


                  Period                                        Ratio
                  ------                                        -----

         From the Effective Date
          through September 30, 1998                          5.90 to 1

         From October 1, 1998
          through December 31, 1998                           5.75 to 1

         From January 1, 1999
          through December 31, 1999                           5.50 to 1

         From January 1, 2000
          through December 31, 2000                           4.75 to 1

         From January 1, 2001
          through December 31, 2001                           4.50 to 1

         From January 1, 2002
          through December 31, 2002                           4.25 to 1

         Thereafter                                           4.00 to 1

                  (b) Net Interest Coverage Ratio. The Company will not permit the Net Interest Coverage Ratio on any date to be less than the ratio set forth below opposite the period during which such date falls:


                  Period                                        Ratio
                  ------                                        -----

         From the Effective Date
          through September 30, 1999                          2.00 to 1

         From October 1, 1999
          through September 30, 2000                          2.35 to 1

         From October 1, 2000
          through September 30, 2001                          2.50 to 1

         From October 1, 2001
          through December 31, 2001                           2.75 to 1

         Thereafter                                           3.00 to 1

                  (c) Shareholders' Equity. The Company shall not permit Shareholders' Equity on any date falling on or after the Effective Date to be less than the sum of $70,000,000 plus 50% of consolidated net income for the Company and its Restricted Subsidiaries (calculated on a consolidated basis in accordance with GAAP) for each Relevant Quarter (as defined below) ending on or most recently prior to such date. For purposes hereof, a "Relevant Quarter" shall mean a fiscal quarter of the Company ending after the Closing Date for which the consolidated net income for the Company and its Restricted Subsidiaries (calculated on a consolidated basis in accordance with GAAP) is greater than zero.

                  9.11 Capital Expenditures. The Company will not permit Capital Expenditures for the purchase and development of any reserves acquired after the Effective Date to exceed $15,000,000 in the aggregate for any single project (other than Big Creek (a "Permitted Capital Expenditure")).

                  9.12  Interest Rate Protection Agreements.
[Intentionally omitted].

                  9.13  Operating Leases.  [Intentionally omitted].

                  9.14 Lines of Business. The Company will not, nor will it permit any of its Restricted Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than (i) coal producing, coal mining, coal brokering or mine development, or (ii) any business that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto (including Ash disposal, gas and power marketing, and/or environmental remediation), provided that the businesses referred to in this clause (ii) shall not constitute a material portion of the business of the Company and its Restricted Subsidiaries.

            9.15 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Restricted Subsidiaries and receive reasonable compensation for his or her services in such capacity, (y) the Company and its Restricted Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Restricted Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Restricted Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate and (z) the Company and its Restricted Subsidiaries may enter into or consummate any transaction with an Affiliate to the extent expressly contemplated by the Acquisition Documents.

            9.16 Use of Proceeds. The Company will use the proceeds of the Loans hereunder solely for working capital and for other general corporate purposes (in compliance with all applicable legal and regulatory requirements); provided that neither the Administrative Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

            9.17 Certain Obligations Respecting Restricted Subsidiaries.

            (a) Subsidiary Guarantors. In the event that the Company or any of its Restricted Subsidiaries shall form or acquire any new Restricted Subsidiary that the Company or the respective Restricted Subsidiary anticipates will not be an Inactive Subsidiary (or, in the event that any Inactive Subsidiary shall cease to be an Inactive Subsidiary), the Company will cause such new Restricted Subsidiary (or such Inactive Subsidiary that ceases to be an Inactive Subsidiary) to become a "Subsidiary Guarantor" (and, thereby, an "Obligor") hereunder, and to pledge and grant a security interest in its Property to the Administrative Agent for the benefit of the Banks pursuant to a Joinder Agreement and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each "Obligor" pursuant to Section 7.01 of the Existing Credit Agreement upon the Closing Date or as the Administrative Agent shall have requested.

            (b) Ownership of Restricted Subsidiaries. The Company will, and will cause each of its Restricted Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company and each of its Restricted Subsidiaries at all times owns (subject only to the Lien of the Security Agreement) at least the same percentage of the issued and outstanding shares of each class of stock of each of its Restricted Subsidiaries as is owned on the date hereof, except that Sycamore may issue up to 50% of its equity to Emily Gibson Coal Company, Inc. or an Affiliate of David Maynard (the "Sycamore Partner"), provided that, at the time of such issuance, (i) such Sycamore Partner agrees to pay or contribute at least 50% of the development costs for the Sycamore Creek reserves, including, without limitation, the provision of mining equipment necessary to mine the Sycamore Creek reserves, (ii) the sole Properties of Sycamore are a portion of the Sycamore Creek reserves containing approximately 6,000,000 tons of Pittsburgh seam coal reserves, and improvements, machinery and equipment incidental to the development and mining of such reserves, and (iii) Investments in Sycamore made by the Company and its Restricted Subsidiaries (excluding such reserves) do not exceed $2,500,000. In the event that any additional shares of stock shall be issued by any Restricted Subsidiary to any Obligor, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

            (c) Certain Restrictions. The Company will not permit any of its Restricted Subsidiaries to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property, except for any prohibition or restraint as to the granting of Liens on, or sales, assignments, transfers or other dispositions of, Property that is covered by a Lien in favor of any other Person (except for the Company or any of its Subsidiaries or Affiliates) permitted by Section 9.06 hereof or that is the subject of or evidenced by a lease with any Person (except for the Company or any of its Subsidiaries).

            9.18 Modifications of Certain Documents. The Company will not, and will not permit any of its Restricted Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of any Employment Agreement, the Acquisition Documents, the Senior Note Documents, the Preferred Stock, the certificate of incorporation of the Company or its Restricted Subsidiaries or any Intercompany Note without the prior consent of the Administrative Agent (with the approval of the Majority Banks); provided, that no such consent shall be required for modifications or supplements of a technical or conforming nature so long as the Company gives the Administrative Agent prior notice thereof.

            9.19 Holding Company. Notwithstanding anything contained herein to the contrary, the Company will conduct the material business of the Company and its Restricted Subsidiaries through its Restricted Subsidiaries, will not itself own any material Properties other than the capital stock of Unrestricted Subsidiaries, and will not itself be a party to any material contract (other than the Basic Documents, the Senior Note Documents, guarantees of obligations of the Restricted Subsidiaries and indemnities on behalf of the Restricted Subsidiaries) that is necessary or desirable for the operation of such business or for the ownership by its Restricted Subsidiaries of their respective Properties.

            9.20 Newly-Acquired Real Property. The Company shall (i) notify the Administrative Agent (which shall promptly notify each Bank) with respect to any interest acquired by the Company or any of its Restricted Subsidiaries in any real estate after the date hereof (including, without limitation, by the acquisition of a Restricted Subsidiary that owns any such interest but excluding the acquisition of any interest in coal reserves where the consideration paid or delivered in exchange therefor is or has a value less than $250,000) not less than three Business Days after such acquisition and (ii) not later than 60 days after any request by the Administrative Agent or the Majority
Banks:

            (w) cause such interest to be mortgaged to the Administrative Agent by the owner thereof (as security for their respective obligations under the Loan Documents) pursuant to a mortgage, deed of trust or similar instrument in form and substance satisfactory to the Administrative Agent in its reasonable judgment, provided that any such interest consisting of a leasehold shall not be required to be so mortgaged if such mortgage would be prohibited by the terms of the relevant lease and the landlord shall not have consented to such mortgage;

            (x) in the case of leases under which such owner is lessee, use its commercially reasonable efforts to cause the respective landlords to execute such estoppel agreements, cause memoranda of such leases to be recorded in the appropriate county land offices and take such other action as the Administrative Agent may reasonably request to ensure that such leases are "mortgageable", as determined by the Administrative Agent in its reasonable judgment, but excluding in all cases actions that would be inconsistent with customary practices in the coal industry;

            (y) cause to be prepared, and issued to the Administrative Agent, a title report (which may be prepared by employees of the Company or any of its Subsidiaries) as to such interest if and to the extent consistent with prudent and customary industry standards; and

            (z) cause to be executed and delivered to the Administrative Agent such other documentation as the Administrative Agent may reasonably request in connection therewith, including, without limitation, Uniform Commercial Code financing statements, environmental assessments (which may be prepared by employees of the Company or any of its Subsidiaries), certified corporate resolutions and other corporate documents of the mortgagor and favorable opinions of counsel to the mortgagor (which may be rendered by in-house counsel of the Company and shall cover, among other things, the legality, validity, binding effect and enforceability of such mortgage, subject to customary exceptions) reasonably satisfactory to the Administrative Agent.

            9.21  Certain Consents.  [Intentionally omitted].

            9.22 Senior Notes. The Company will not, and will not permit any of its Subsidiaries to pay, prepay, purchase or redeem any principal of or interest on the Senior Notes except that the

Company may make any required payment or required prepayment of the Senior
Notes.

            9.23 Certain Obligations Under Acquisition Documents. The Company will not pay in cash (or by the delivery of other Property or obligations, other than common stock of the Company) any obligation under any Acquisition Document if such obligation may be satisfied by the issuance by the Company of common stock.

            Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

            (a) The Company shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan, any fee or any other amount payable by it hereunder or under any other Loan Document when due and such default shall have continued unremedied for three Business Days; or

            (b) Any Obligor shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $1,000,000 or more, and any grace period with respect thereto (as originally in effect, with regard to any extension thereof) shall have expired; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness (including, without limitation, a "Change of Control" under and as defined in the Senior Note Indenture) shall occur if the effect of such event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity, and any grace period with respect thereto (as originally in effect, with regard to any extension thereof) shall have expired; or any Obligor shall default in the payment when due of any amount aggregating $100,000 or more under any Interest Rate Protection Agreement, and any grace period with respect thereto (as originally in effect, with regard to any extension thereof) shall have expired; or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or to permit, termination or liquidation payment or payments aggregating $1,000,000 or more to become due, and any grace period with respect thereto (as originally in effect, with regard to any extension thereof) shall have expired; or

            (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect, and the underlying event or circumstances causing such representation, warranty, certification or certificate to be so false or misleading shall continue unremedied for a period of thirty or more days after notice thereof to the Company by the Administrative Agent or any Bank (through the Administrative Agent) (it being understood and agreed that the correction of such representation, warranty, certification or certificate, or the correction of any misstatement or omission made in connection with Section 8.15 hereof shall not be deemed to constitute a remedy of such underlying event or circumstances); or

            (d) The Company shall default in the performance of its obligations under Section 9.01(i); or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Loan Document and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Company by the Administrative Agent or any Bank (through the Administrative Agent); or

            (e) Any Obligor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

            (f) Any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors,
      (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

            (g) A proceeding or case shall be commenced, without the application or consent of any Obligor, in any court of competent jurisdiction, seeking
      (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Obligor or of all or any substantial part of its Property or (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against such Obligor shall be entered in an involuntary case under the Bankruptcy Code; or

            (h) A final judgment or judgments for the payment of money of $1,000,000 or more in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Obligor and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the relevant Obligor shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

            (i) An event or condition specified in Section 9.01(f) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Obligor or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Banks, would (either individually or in the aggregate) have a Material Adverse Effect; or

            (j) An assertion shall be made by any Person in any court proceeding or by any governmental authority or agency against any Obligor, or any predecessor in interest of any Obligor or Affiliates, of (or there shall have been asserted against any Obligor) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by any Obligor, Affiliates or predecessors that is reasonably likely to be determined adversely to any Obligor, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by any Obligor but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

            (k) A Change of Control shall occur and, if the same is the result of the death or incapacity of John J. Faltis or P. Bruce Sparks, an individual with equivalent knowledge, experience and reputation in the coal industry is not appointed to replace him in his position with the Company within 180 days; or

            (l) The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 9.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents, or the Guarantee by any Subsidiary Guarantor set forth in Section 6 hereof, shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by any Obligor;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Administrative Agent shall, if so requested by the Majority Banks, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

            Section 11.  The Administrative Agent.

            11.01 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section
11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

            (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank;

            (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

            (c) shall not, except to the extent expressly instructed by the Majority Banks with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

            (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer (to the extent required by Section 12.06(b) hereof).

            11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Banks or all of the Banks as is required in such circumstance, and such instructions of such Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

            11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

            11.04 Rights as a Bank. With respect to its Commitments and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

            11.05 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section 12.03) ratably in accordance with the aggregate principal amount of the Loans held by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under
Section 12.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

            11.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the Security Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

            11.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

            11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, (i) the Administrative Agent may resign at any time by giving not less than thirty days' prior notice thereof to the Banks and the Company, (ii) the Administrative Agent may be removed at any time with or without cause by the Majority Banks and (iii) if the Person that serves as the Administrative Agent is not, in its individual capacity a Bank, the Administrative Agent may be removed by the Company. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent; except that in the case of clause (iii) of the preceding sentence, the Company shall have the right to appoint a successor Administrative Agent that is acceptable to the Majority Banks. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

            Section 12.  Miscellaneous.

            12.01 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            12.02 Notices. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) or (in the case of notices of borrowings of Revolving Credit Loans) by telephone confirmed promptly by telecopy, and delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Company, in the case of any Subsidiary Guarantor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

            12.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Banks and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extension of credit hereunder and any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein, (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (iii) the release or termination of any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein; (b) all reasonable out-of-pocket costs and expenses of the Banks and the Administrative Agent (including, without limitation, the fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority (other than any such authority outside the United States of America if such taxes, assessments or changes are levied solely by reason of the status of any Bank that is not a U.S. Person) in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

            The Company hereby agrees to indemnify the Administrative Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Bank, whether or not the Administrative Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will indemnify the Administrative Agent and each Bank from, and hold the Administrative Agent and each Bank harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (including any Lien filed against any Property covered by a Deed of Trust(s) or Deed of Trust Amendment(s) in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Bank or its or their agent or agents shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Bank of any of its rights and remedies hereunder or under any of the Security Documents, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Company and its Subsidiaries, at such site or facility.

            12.04  Amendments, Etc.

            (a) Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and the Majority Banks, or by the Company and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided that: (i) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (A) extend the time or waive any requirement for the reduction or termination of any of the Commitments, (B) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (C) forgive, reduce or defer the amount of any such payment of principal, (D) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (E) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Banks or Types of Loans, (F) alter the terms of this Section 12.04, (G) modify the definition of the term "Majority Banks" or "Supermajority Banks", or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof,
(H) release any Subsidiary Guarantor from any of its guarantee obligations under
Section 6 hereof except as provided in Section 12.04(b) hereof, or (J) waive any of the conditions precedent set forth in Section 7.01 hereof; (ii) any modification or supplement of Section 11 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent; (iii) any modification or supplement of Section 6 hereof shall require the consent of each Subsidiary

Guarantor; and (iv) no modification, supplement or waiver shall increase or extend the term of any of the Commitments of any Bank without the consent of such Bank.

            (b) Except as otherwise provided in Section 12.04(a) hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Banks (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Bank, the Administrative Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Security Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Majority Banks thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents or release any guarantor under any Security Document from its guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized, (x) to release any Collateral or otherwise terminate any Lien covering Property (and to release any such guarantor) that is the subject of either a disposition of Property permitted hereunder including, but not limited to, any dispositions referred to in any of clauses (i) through (vii) of the definition of "Disposition" in Section 1.01 hereof, or a disposition to which the Majority Banks have consented and (y) to release any Collateral, and terminate any Lien covering Property, provided by Sycamore (and to release Sycamore) at such time, if any, that Sycamore ceases to be a Subsidiary of the Company by reason of its issuance of equity to the Sycamore Partner as permitted by Section 9.17(b) hereof.

            (c) From time to time following reasonable prior notice by the Company to the Administrative Agent, the Administrative shall execute and deliver Uniform Commercial Code financing statement release forms and such other documents as may be reasonably requested by the Company to evidence release of any Lien covering Property that is the subject of either a disposition of Property permitted hereunder or a disposition to which the Majority Banks have consented, provided that, in connection therewith, the Administrative Agent shall have received evidence reasonably satisfactory to it (i) that any prepayment required by Section 2.10 hereof as a result of such prepayment shall have been, or shall simultaneously be, made and (ii) that such disposition is permitted hereunder or the Majority Banks have consented thereto.

            12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            12.06  Assignments and Participations.

            (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent.

            (b) Each Bank may assign any of its Loans, its Notes, its Commitments (but only with the consent of the Company and the Administrative Agent, which consents shall not be unreasonably withheld or delayed); provided that

                (i) no such consent by the Company or the Administrative Agent shall be required in the case of any assignment to another Bank or an affiliate of another Bank;

               (ii) except to the extent the Company and the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Bank) shall be in an amount at least equal to $10,000,000;

              (iii) each such assignment by a Bank of its Revolving Credit Loans, Revolving Credit Note or Revolving Credit Commitment shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Note and Revolving Credit Commitment is assigned to the respective assignee;

               (iv) each such assignment shall be effected pursuant to an Assignment and Acceptance in substantially the form of Exhibit J hereto and the assignor and assignee shall deliver to the Company and the Administrative Agent a fully executed copy thereof.

Upon execution and delivery by the assignor and the assignee to the Company and the Administrative Agent of such Assignment and Acceptance, and upon consent thereto by the Company and the Administrative Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company and the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment(s) and Loans (or portions thereof) assigned to it and specified in such Assignment and Acceptance (in addition to the Commitment(s) and Loans theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Administrative Agent a recordation fee of $3,000.

            (c) A Bank may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans held by it, or in its Commitments, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Company to any Bank under
Section 5 hereof in respect of Loans held by it, and its Commitments, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitments, and as if such Bank were funding each of such Loan and Commitments in the same way that it is funding the portion of such Loan and Commitments in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Bank's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 12.04 hereof, requires the consent of each Bank.

            (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Bank may (without notice to the Company, the Administrative Agent or any other Bank and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and
(ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate (provided that, in the case of this clause (ii), any assignment of less than all of any Revolving Credit Loans and Revolving Credit Note shall require the consent of the Company (which shall not be unreasonably withheld). No such pledge or assignment referred to in the preceding clause (i) shall release the assigning Bank from its obligations hereunder.

            (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of
Section 12.12(b) hereof.

            (f) Anything in this Section 12.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Bank.

            12.07 Survival. The obligations of the Company under Sections 5.01, 5.05, 5.06 and 12.03 hereof, the obligations of each Subsidiary Guarantor under
Section 6.03 hereof, the obligations of the Banks under Section 11.05 hereof, and the obligations of the Administrative Agent and the Banks under Section 12.12(b) hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Bank that may assign any interest in its Commitments or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Bank may cease to be a "Bank" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any extension of credit hereunder, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

            12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

            12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

            12.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            12.11 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            12.12 Treatment of Certain Information; Confidentiality.

            (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or affiliates of such Bank and the Company hereby authorizes each Bank to share any information delivered to such Bank by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

            (b) Each Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement that is identified by the Company as being confidential at the time the same is delivered to the Banks or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 12.12),
(ii) to the extent required by statute, rule, regulation or judicial process,
(iii) to counsel for any of the Banks or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Bank or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Bank (or to Chase Securities, Inc.), (vi) in connection with any litigation to which any one or more of the Banks or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (vii) to a subsidiary or affiliate of such Bank as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit I hereto (or executes and delivers to such Bank an acknowledgement to the effect that it is bound by the provisions of this Section 12.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder); provided, further, that in no event shall any Bank or the Administrative Agent be obligated or required to return any materials furnished by the Company. The obligations of each Bank under this Section 12.12 shall supersede and replace the obligations of such Bank under the confidentiality letter in respect of this financing signed and delivered by such Bank to the Company prior to the date hereof; in addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit I hereto shall be superseded by this Section 12.12 upon the date upon which such assignee becomes a Bank hereunder pursuant to Section 12.06(b) hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                    ANKER COAL GROUP, INC.


                                    By /s/ BRUCE SPARKS
                                       -------------------------------
                                       Title: Executive Vice President

                                    Address for Notices:

                                    2708 Cranberry Square
                                    Morgantown, West Virginia  26505

                                    Attention:  Bruce Sparks

                                    Telecopier No.:  (3 04) 594-1685

                                    Telephone No.:  (304) 594-4216


                                    SUBSIDIARY GUARANTORS

                                    ANKER ENERGY CORPORATION


                                    By /s/ BRUCE SPARKS
                                       -------------------------------
                                       Title: Executive Vice President


                                    ANKER GROUP, INC.


                                    By /s/ BRUCE SPARKS
                                       -------------------------------
                                       Title: Executive Vice President


                                    ANKER POWER SERVICES, INC.


                                    By /s/ MICHAEL M. MATESIC
                                       -------------------------------
                                       Title: Treasurer

                                    ANKER WEST VIRGINIA MINING COMPANY,
                                    INC.

                                    By /s/ MICHAEL M. MATESIC
                                       -------------------------------
                                       Title: Treasurer

                                    BRONCO MINING COMPANY, INC.


                                    By /s/ MICHAEL M. MATESIC
                                       -------------------------------
                                       Title: Treasurer


                                    HAWTHORNE COAL COMPANY, INC.
                                    (formerly known as Anker
                                    Development, Inc.)


                                    By /s/ MICHAEL M. MATESIC
                                       -------------------------------
                                       Title: Treasurer


                                    HEATHER GLEN RESOURCES, INC.


                                    By /s/ MICHAEL M. MATESIC
                                       -------------------------------
                                       Title: Treasurer


                                    JULIANA MINING COMPANY, INC.


                                    By /s/ MICHAEL M. MATESIC
                                       -------------------------------
                                       Title: Treasurer


                                    KING KNOB COAL CO., INC.


                                    By /s/ MICHAEL M. MATESIC
                                       -------------------------------
                                       Title: Treasurer


                                    MARINE COAL SALES COMPANY


                                    By /s/ MICHAEL M. MATESIC
                                       -------------------------------
                                       Title: Treasurer


                                    PATRIOT MINING COMPANY, INC.


                                    By /s/ MICHAEL M. MATESIC
                                       -------------------------------
                                       Title: Treasurer

                                    VANTRANS, INC.


                                    By /s/ MICHAEL M. MATESIC
                                       -------------------------------
                                       Title: Treasurer

                                    MELROSE COAL COMPANY, INC.


                                    By /s/ MICHAEL M. MATESIC
                                       -------------------------------
                                       Title: Treasurer


                                    NEW ALLEGHENY LAND HOLDING COMPANY,
                                      INC.


                                    By /s/ MICHAEL M. MATESIC
                                       -------------------------------
                                       Title: Treasurer


                                    UPSHUR PROPERTY, INC.


                                    By /s/ MICHAEL M. MATESIC
                                       -------------------------------
                                       Title: Treasurer


                                    VINDEX ENERGY CORPORATION


                                    By /s/ MICHAEL M. MATESIC
                                       -------------------------------
                                       Title: Treasurer


                                    ANKER VIRGINIA MINING COMPANY, INC.


                                    By /s/ MICHAEL M. MATESIC
                                       -------------------------------
                                       Title: Treasurer

                                    BANKS


Revolving Credit Commitment         THE CHASE MANHATTAN BANK
$15,000,000.00

                                    By /s/ LAWRENCE PALUMBO, JR.
                                       -------------------------------
                                       Title: Vice President


                                    Lending Office for all Loans:

                                      The Chase Manhattan Bank
                                      270 Park Avenue
                                      New York, New York 10017

                                    Address for Notices:

                                      The Chase Manhattan Bank
                                      One Chase Manhattan Plaza
                                      Fifth Floor
                                      New York, New York 10081

                                    Attention:  Mining and Metals Group

                                    Telecopier No.:  (212) 552-7773

                                    Telephone No.:   (212) 552-2189

                                    with a notice to:

                                    The Loan and Agency Services Group
                                    One Chase Manhattan Plaza
                                    8th Floor
                                    New York, NY 10081

                                    Attention: Linda Hill

                                    Telecopier No.:  (212) 552-7490

                                    Telephone No.:   (212) 552-7935

Revolving Credit Commitment         BANK OF MONTREAL
$15,000,000.00



                                    By /s/ MICHAEL P. SASSOS
                                       -------------------------------
                                       Title:  Director


                                    Lending Office for all Loans:

                                      Bank of Montreal
                                      115 South LaSalle Street
                                      Chicago, Illinois  60603

                                    Address for Notices:

                                      Bank of Montreal
                                      430 Park Avenue, 14th Floor
                                      New York, New York  10022

                                    Attention:  Mr. Michael P. Sassos

                                    Telecopier No.:  (212) 605-1451

                                    Telephone No.:   (212) 605-1645

Revolving Credit Commitment         THE FIRST NATIONAL BANK OF CHICAGO
$15,000,000.00



                                    By /s/ WILLIAM V. CLIFFORD
                                       -------------------------------
                                       Title:  Vice President


                                    Lending Office for all Loans:

                                      The First National Bank of
                                        Chicago
                                      One First National Plaza
                                      Chicago, Illinois  60670

                                    Address for Notices:

                                      The First National Bank of
                                        Chicago
                                      One First National Plaza
                                      Chicago, Illinois  60670

                                    Attention: Ms. Namita Solanki-Patel

                                    Telecopier No.:  (312) 732-3055

                                    Telephone No.:   (312) 732-7610

Revolving Credit Commitment         MELLON BANK, N.A.
$15,000,000.00


                                    By /s/ ROBERT E. HEULER
                                       -------------------------------
                                       Title:  Vice President

                                    Lending Office for all Loans:

                                      Mellon Bank, N.A.
                                      Three Mellon Bank Center
                                      23rd Floor, Loan Administration
                                      Pittsburgh, Pennsylvania  15259

                                    Address for Notices:

                                      Mellon Bank, N.A.
                                      Two Mellon Bank Center
                                      Room 230, Middle Market
                                        Banking Department
                                      Pittsburgh, Pennsylvania  15259-0001

                                    Attention:  Robert E. Heuler

                                    Telecopier No.:  (412) 234-9010

                                    Telephone No.:   (412) 234-5927

Revolving Credit Commitment         THE BANK OF NOVA SCOTIA
$15,000,000.00


                                    By /s/ J. ALAN EDWARDS
                                       -------------------------------
                                       Title:  Authorized Signatory

                                    Lending Office for all Loans:

                                      The Bank of Nova Scotia
                                      One Liberty Plaza
                                      New York, New York  10006

                                    Address for Notices:

                                      The Bank of Nova Scotia
                                      One Liberty Plaza
                                      New York, New York  10006

                                    Attention:  Ms. Tilsa Cora

                                    Telecopier No.:  (212) 225-5145

                                    Telephone No.:   (212) 225-5044

                                    THE CHASE MANHATTAN BANK,
                                      as Administrative Agent


                                    By /s/ LAWRENCE PALUMBO, JR.
                                       -------------------------------
                                       Title: Vice President